Exhibit 10.1

SECOND AMENDED AND RESTATED WAREHOUSING

CREDIT AND SECURITY AGREEMENT

BY AND AMONG

WALKER & DUNLOP, LLC

a Delaware limited liability company

AS BORROWER,

WALKER & DUNLOP, INC.

A Maryland corporation

AS PARENT

and

PNC BANK, NATIONAL ASSOCIATION

AS LENDER

DATED AS OF SEPTEMBER 11, 2017

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6.	GENERAL REPRESENTATIONS AND WARRANTIES		18

	6.1	Place of Business	18
	6.2	Organization; Good Standing	18
	6.3	Authorization and Enforceability	19
	6.4	Approvals	19
	6.5	Financial Condition	19
	6.6	Litigation	19
	6.7	Compliance with Laws	20
	6.8	Regulation U	20
	6.9	Investment Company Act	20
	6.10	Payment of Taxes	20
	6.11	Agreements	20
	6.12	Title to Properties	21
	6.13	ERISA	21
	6.14	No Retiree Benefits	21
	6.15	Assumed Names	21
	6.16	Servicing	22
	6.17	Foreign Asset Control Regulations	22

7.	AFFIRMATIVE COVENANTS		22

	7.1	Payment of Obligations	22
	7.2	Financial Statements	22
	7.3	Other Borrower Reports	23
	7.4	Maintenance of Existence; Conduct of Business	24
	7.5	Compliance with Applicable Laws	24
	7.6	Inspection of Properties and Books; Operational Reviews	24
	7.7	Notice	25
	7.8	Payment of Taxes and Other Obligations	25
	7.9	Insurance	26
	7.10	Closing Instructions	26
	7.11	Subordination of Certain Indebtedness	26
	7.12	Other Loan Obligations	27
	7.13	ERISA	27
	7.14	Use of Proceeds of Warehousing Advances	27
	7.15	Investor Instructions	27
	7.16	Sale of Mortgage Loan to Investor	27

8.	NEGATIVE COVENANTS		28

	8.1	[Intentionally Deleted]	28
	8.2	Contingent Liabilities	28
	8.3	Restrictions on Fundamental Changes	28
	8.4	Subsidiaries	29
	8.5	Loss of Eligibility, Licenses or Approvals	29
	8.6	Accounting Changes	29
	8.7	Minimum Adjusted Tangible Net Worth	29

	8.8	[Intentionally Deleted]	29
	8.9	[Intentionally Deleted]	29
	8.10	[Intentionally Deleted]	29
	8.11	Minimum Cash and Cash Equivalents	30
	8.12	Servicing Delinquencies	30
	8.13	Dividends and Distributions	30
	8.14	Transactions with Affiliates	30
	8.15	Recourse Servicing Contracts	30
	8.16	Total Servicing Portfolio and Fannie Mae Servicing Portfolio	31

9.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL		31

	9.1	Special Representations and Warranties Concerning Warehousing Collateral	31
	9.2	Special Affirmative Covenants Concerning Warehousing Collateral	34
	9.3	Special Negative Covenants Concerning Warehousing Collateral	35
	9.4	Special Representations and Warranties Concerning Eligibility as Fannie Mae Approved Seller/Servicer of Mortgage Loans	35
	9.5	Special Representation and Warranty Concerning Fannie Mae DUS Program Reserve Requirements	35
	9.6	Special Representations and Warranties Concerning FHA Mortgage Loans	36
	9.7	Special Representations and Warranties Concerning Eligibility as Freddie Mac Program Plus Seller/Servicer of Mortgage Loans	36

10.	DEFAULTS; REMEDIES		36

	10.1	Events of Default	36
	10.2	Remedies	38
	10.3	Insufficiency of Proceeds	41
	10.4	Lender Appointed Attorney-in-Fact	41
	10.5	Right of Set-Off	42
	10.6	Application of Funds	42

11.	MISCELLANEOUS		43

	11.1	Modifications, Amendments or Waivers	43
	11.2	No Implied Waivers, Cumulative Remedies	44
	11.3	Notices	44
	11.4	Reimbursement Of Expenses; Indemnity	46
	11.5	Financial Information	47
	11.6	Terms Binding Upon Successors; Survival of Representations	47
	11.7	Pledge to Federal Reserve Banks	47
	11.8	Governing Law	47
	11.9	Amendments	47
	11.10	Relationship of the Parties	47
	11.11	Severability	48
	11.12	Consent to Credit References	48
	11.13	Counterparts, PDF Copies	48

	11.14	Headings/Captions	49
	11.15	Entire Agreement	49
	11.16	Consent to Jurisdiction	49
	11.17	Waiver of Jury Trial	49
	11.18	Waiver of Punitive, Consequential, Special or Indirect Damages	49
	11.19	U.S. Patriot Act	50
	11.20	Assignments and Participations	50
	11.21	Confidentiality	52
	11.22	No Novation	53
	11.23	Amendment and Restatement	53

12.	DEFINITIONS		53

	12.1	Defined Terms	53
	12.2	Other Definitional Provisions; Terms of Construction	67

EXHIBITS

Exhibit A	Fifth Amended and Restated Warehousing Note
Exhibit B-1 FNMA/DUS	Procedures and Documentation for Fannie Mae DUS Loans and Other Fannie Mae Mortgage Loans
Exhibit B-2-A FHA/GNMA	Procedures and Documentation for FHA Permanent Mortgage Loans, FHA Construction Mortgage Loans, and Related Ginnie Mae Mortgage-Backed Securities
Exhibit B-2-B FHA
Modified Mortgage Loan	Procedures and Documentation for FHA Modified Mortgage Loans and Related Ginnie Mae Mortgage-Backed Securities
Exhibit B-3-A Freddie
Mac Program Plus Loans	Procedures and Documentation for Program Plus Loans
Exhibit B-3-B Freddie
Mac Direct Purchase
Mortgage Loans	Procedures and Documentation for Direct Purchase Mortgage Loans
Exhibit C	Form of Warehousing Advance Request
Exhibit D	Eligible Loans and Other Assets
Exhibit E	Authorized Representatives
Exhibit F	[Intentionally Omitted]
Exhibit G	Assumed Names
Exhibit H	Servicing Portfolio
Exhibit I	Form of Compliance Certificate
Exhibit J	Lines of Credit
Exhibit K	Foreign Qualifications and Licenses
Exhibit L	Miscellaneous Fees and Charges
Exhibit M	Form of Assignment and Assumption Agreement
Exhibit N-1	Form of Joint Escrow and Bailee Letter
Exhibit N-2	Form of Escrow Letter
Exhibit N-2	Form of Bailee Letter
Exhibit O	Form of Disbursement Request
Exhibit P	Form of Assignment of Mortgage Note and Mortgage
Exhibit Q	[Intentionally Omitted]
Exhibit R	Form of Amended and Restated Guaranty

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SECOND AMENDED AND RESTATED WAREHOUSING

CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of September 11, 2017, is made by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), WALKER & DUNLOP, INC., a Maryland corporation (“Parent” or “Guarantor”, as applicable), and PNC BANK, NATIONAL ASSOCIATION, as lender (the “Lender”).

Preliminary Statement

A.                                    Borrower, Parent, Lender, as a Lender and administrative agent and certain other lenders are parties to that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, as amended from time to time (collectively, the “Original Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, Lender (and the other Lender) agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (as defined in the Original Credit Facility Agreement).

B.                                    Borrower and Parent have requested, and Lender has agreed, to amend and restate the Original Credit Facility Agreement in its entirety pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Credit Facility Agreement in its entirety as follows:

1.                                      THE CREDIT

1.1                               The Warehousing Commitment

On the terms and subject to the conditions and limitations of this Agreement, Lender agrees to make Warehousing Advances to Borrower from the Closing Date to the fifth (5th) Business Day immediately preceding the Warehousing Maturity Date, during which applicable period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement.  Lender has no obligation to make or maintain Warehousing Advances if, after giving effect to each requested Warehousing Advance, the aggregate outstanding principal amount of all Warehousing Advances would exceed the Warehousing Credit Limit.  While a Default or Event of Default exists, Lender may refuse to make any additional Warehousing Advances to Borrower.  All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note and for the performance of all of the Obligations.

1.2                               Expiration of Warehousing Commitment

The Warehousing Commitment expires on the earlier of (“Warehousing Maturity Date”):  (a) September 10, 2018 (the “Stated Maturity Date”), on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances together with all accrued and unpaid interest and costs and expenses will become due and payable without the necessity of Notice or action by Lender; and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2(a) or 10.2(b).

1.3                               Warehousing Note

Warehousing Advances are evidenced by a certain Fifth Amended and Restated Warehousing Note, payable to Lender in the form attached hereto as Exhibit A.  The term “Warehousing Note” as used in this Agreement includes the aforementioned Warehousing Note, together with all amendments, restatements, renewals or replacements of the original Warehousing Note and all substitutions for it.  All terms and provisions of the Warehousing Note are incorporated into this Agreement.

1.4                               Replacement of Warehousing Note

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Warehousing Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Warehousing Note or other security document and receipt by Borrower of customary indemnification from Lender, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

1.5                               Nature of Obligations

The aggregate amount of all Warehousing Advances outstanding from time to time under this Agreement may hereinafter collectively be referred to as the “Loan.”

1.6                               Amended and Restated Guaranty

Parent shall continue to guaranty to Lender Borrower’s payment and performance under this Agreement and the other Loan Documents, and in consideration for Lender’s agreement to enter into this Agreement, Parent covenants and agrees to amend and restate the existing guaranty executed in connection with the Original Credit Facility Agreement, by contemporaneously herewith executing and delivering to Lender an amended and restated guaranty in the form attached hereto as Exhibit R (the “Amended and Restated Guaranty”).

2.                                      PROCEDURES FOR OBTAINING ADVANCES

2.1                               Warehousing Advances

Borrower may obtain a Warehousing Advance under this Agreement by delivering to Lender a completed and signed request for a Warehousing Advance on Lender’s then current form (“Warehousing Advance Request”), not later than Four O’Clock (4:00) p.m. on the Business Day that is one (1) Business Day before the Business Day on which Borrower desires the Warehousing Advance.  Warehousing Advance Requests received by Lender after Four O’Clock (4:00) p.m. on a Business Day will be deemed received on the following Business Day, provided, however, on a case-by-case basis at the request of Borrower, Lender may, in its sole discretion (and without thereby establishing any course of dealing), extend such Four O’Clock

(4:00) p.m. cut-off time to a later time on the subject Business Day.  Subject to the delivery of a Warehousing Advance Request and the satisfaction of the conditions set forth in Sections 5.1 and 5.2, Borrower may obtain a Warehousing Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Lender of all Collateral Documents required to be delivered on the applicable dates specified in this Agreement for such delivery.  Lender’s current form of Warehousing Advance Request is set forth in Exhibit C.  Upon not less than five (5) Business Days’ prior Notice to Borrower, Lender may modify its form of Warehousing Advance Request and any other Exhibit or document referred to in this Section to conform to current legal requirements or Lender’s practices and, as so modified, those Exhibits and documents will become part of this Agreement.

3.                                      INTEREST, PRINCIPAL AND FEES

3.1                               Interest

3.1(a)                          Except as otherwise provided in this Section, Borrower must pay interest on the unpaid amount of each Warehousing Advance from the date the Warehousing Advance is made until it is paid in full at the Applicable Rate as in effect from time to time.  For the avoidance of doubt, a Warehousing Advance is deemed to be made as of the date the title company or escrow agent handling the closing of the subject Mortgage Loan receives such Warehousing Advance.  Borrower must pay Lender, accrued interest on each Warehousing Advance on the Warehousing Advance Due Date or upon prepayment of such Warehousing Advance.

3.1(b)                          Lender computes interest on the basis of the actual number of days in each month and a year of Three Hundred Sixty (360) days.  Borrower must pay interest on outstanding Warehouse Advances in arrears on the Warehousing Advance Due Date and on the Warehousing Maturity Date.

3.1(c)                           If, for any reason, (i) Borrower repays a Warehousing Advance on the same day that it was made, or (ii) Borrower instructs Lender not to make a previously requested Warehousing Advance after Lender has reserved funds or made other arrangements necessary to enable Lender to fund that Warehousing Advance, Borrower agrees to pay to Lender, without limiting the provisions of Section 3.11, for the account of Lender, interest thereon at the Applicable Rate for one day notwithstanding repayment prior to the cut-off time specified in Section 3.8(a) (unless the reason for such repayment is due to the failure of the underlying transaction to close).  Borrower must pay all such interest within five (5) Business Days after the date of Lender’s notice thereof.

3.1(d)                          After an Event of Default occurs, the unpaid amount of each Warehousing Advance will bear interest at the Default Rate until paid in full.

3.1(e)                           Lender will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable Reference Rate.  Lender’s determination of such rates of interest as of any date of determination is conclusive and binding, absent manifest error.

3.2                               Interest Limitation

If, at any time, the rate of interest, together with all amounts which constitute or are deemed under any applicable law to constitute interest and which are reserved, charged or taken by Lender as compensation for fees, services or expenses incidental to the making, negotiating or collecting of Warehousing Advances, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Lender to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal (or, if no Obligations are then outstanding, shall be repaid to Borrower).  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

3.3                               Principal Payments

3.3(a)                          Borrower must pay Lender, the outstanding principal amount of each Warehousing Advance, together with all accrued and unpaid interest thereon, on the applicable Warehousing Advance Due Date.  Notwithstanding the foregoing, Borrower must pay Lender the outstanding principal amount of all Warehousing Advances together with all accrued and unpaid interest thereon, and any unpaid costs and expenses, on the Warehousing Maturity Date.

3.3(b)                          Except as otherwise provided in Section 3.1, Borrower may prepay any portion of the Warehousing Advances, together with all accrued and unpaid interest on the portion so prepaid, without premium or penalty at any time.

3.3(c)                           Borrower must pay to Lender, and Borrower authorizes Lender to charge its Operating Accounts for, the amount of any outstanding Warehousing Advance, together with all accrued and unpaid interest thereon, against a specific Pledged Loan or Pledged Security upon the earliest occurrence of any of the following events:

(i)         On the date a Warehousing Advance was made if the Pledged Loan to be funded by that Warehousing Advance has not closed and funded.

(ii)        Three (3) Business Days elapse from the date a Warehousing Advance was made against a Pledged Loan, without receipt of the Collateral Documents relating to that Pledged Loan required to be delivered on that date, or if such Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment and Borrower has not delivered Collateral Documents in compliance with the requirements of this Agreement or the related Purchase Commitment within three (3) Business Days of receipt by Borrower of Notice from Lender specifying the non-compliant items.

(iii)       Ten (10) Business Days elapse without the return of a Collateral Document delivered by Lender to Borrower under a Trust Receipt for correction or completion.

(iv)       On the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or inaccurate information or fraud.

(v)        On the date on which Borrower knows, has reason to know, or receives Notice from Lender, that (A) one or more of the representations and warranties set forth in Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made or became inaccurate or incomplete in any material respect after any such date, or (B) Borrower has failed to perform or comply with any covenant, term or condition applicable to it set forth in Article 9.

(vi)       On the date on which a Pledged Loan or an obligation secured by a Lien senior to the Mortgage securing repayment of the Pledged Loan has been in default for a period of sixty (60) days or more (it being understood that, as provided in Section 9.1(q), no Warehousing Advance will be made against any Mortgage Loan which is in default).

(vii)      On the mandatory delivery date of the related Purchase Commitment if the specific Pledged Loan has not been delivered under the Purchase Commitment on or prior to such mandatory delivery date, or on the date the related Purchase Commitment expires or is terminated.

(viii)     Three (3) Business Days after the date a Pledged Loan is rejected for purchase by an Investor unless another Purchase Commitment is provided within that three (3) Business Day period.

(ix)       Upon the sale, other disposition or prepayment of any Pledged Loan or Pledged Security or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

(x)        With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

(xi)       If, after giving effect to a new Warehousing Advance against a Pledged Loan or to the payment of existing Warehousing Advances against Pledged Loans, any of the limitations set forth in Exhibit D have been exceeded.

3.3(d)                          In addition to the payments required by Sections 3.3(a) and 3.3(c), if the principal amount of any Pledged Loan is prepaid in whole or in part while a Warehousing Advance is outstanding against the Pledged Loan, Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes

Lender to charge its Operating Accounts for, the amount of the prepayment, to be applied against the Warehousing Advance.

3.3(e)                           The proceeds of the sale or other disposition of any Pledged Loan or Pledged Security must be paid directly by the Investor to Borrower’s Cash Collateral Account.  Borrower must give Notice to Lender in writing of the Pledged Loan or Pledged Security for which proceeds have been received (including Notice to Lender in writing of any prepayment).  Upon receipt of such Notice, Lender will apply any proceeds deposited into the applicable Cash Collateral Account to the payment of the Warehousing Advances related to the Pledged Loan or Pledged Security identified by Borrower in its Notice, and such Pledged Loan or Pledged Security will be considered to have been redeemed from pledge to the extent the related Warehousing Advance has been paid in full.  Lender is entitled to rely upon a Borrower’s affirmation that deposits in the applicable Cash Collateral Account represent payments from Investors for the purchase of the Pledged Loan or Pledged Security specified by Borrower in its Notice.  If the payment from an Investor for the purchase of a Pledged Loan or Pledged Security is less than the outstanding Warehousing Advances against such Pledged Loan or Pledged Security identified by Borrower in its Notice, Borrower must pay to Lender, and Borrower authorizes Lender to charge Borrower’s Operating Accounts for, an amount equal to that deficiency.  As long as no Default or Event of Default exists, Lender will return to Borrower any excess payment from an Investor for such Pledged Loan or Pledged Security.

3.3(f)                            Lender reserves the right at any time to revalue any Pledged Loan or Pledged Security.  Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to charge Borrower’s Operating Accounts for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan or Pledged Security to an amount equal to the Advance Rate for the applicable type of Pledged Loan or Pledged Security multiplied by the Fair Market Value of the Pledged Loan or Pledged Security.

3.4                               Facility Fee

Borrower shall pay to Lender an annual facility fee in an amount equal to two-tenths of one percent (.2%) of the Warehousing Credit Limit (the “Facility Fee”), to be paid quarterly in arrears, commencing on the first Business Day of each Calendar Quarter following the Closing Date during the term of this Agreement.  In the event Borrower exercises its right under Section 3.13 hereof and seeks an incremental increase of the Standard Warehousing Credit Limit up to the Maximum Warehousing Credit Limit, contemporaneously with Borrower’s request for a Warehousing Advance relating to such incremental increase, Borrower shall pay to Lender an additional commitment fee in the amount of $10,000 for each Minimum Incremental Amount. For example, if the Standard Warehousing Credit Limit were increased by Two Hundred Million Dollars ($200,000,000), the additional commitment fee shall be $20,000.  Said fee shall be due and payable in connection with each increase of the Standard Warehousing Credit Limit

3.5                               [Intentionally Omitted.]

3.6                               Miscellaneous Fees and Charges

Borrower must pay or reimburse Lender, as applicable, for all Miscellaneous Fees and Charges.  Borrower must pay all Miscellaneous Fees and Charges within five (5) Business Days after the date of Lender’s notice thereof.

3.7                               Overdraft Advances

If, under the authorization given by Borrower pursuant to this Agreement, Lender debits Borrower’s Operating Account to honor an item presented against an Operating Account and that debit or direction results in an overdraft, Lender may make an additional advance to fund that overdraft (“Overdraft Advance”).  Borrower must pay (a) the outstanding amount of any Overdraft Advance, within three (3) Business Days after the date of the Overdraft Advance, and (b) interest on the amount of the Overdraft Advance, at a rate per annum equal to the Applicable Rate plus Two percent (2%), within three (3) Business Days after the date of Lender’s notice thereof.

3.8                               Method of Making Payments

3.8(a)                          (i)                           All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments by wire transfer to Lender, or as otherwise provided in this Agreement.  Payments shall be credited on the Business Day on which immediately available funds are received prior to Five O’clock (5:00) p.m.; payments received after Five O’clock (5:00) p.m. shall be credited on the next Business Day.  All payments (regardless of whether such payment is sufficient to pay fully all Obligations then due and payable) shall be applied (A) first to the payment of all fees, expenses, and other amounts due to Lender (excluding principal and interest), then (B) second to the payment of all fees, expenses and other amounts due to Lender (excluding principal and interest), then (C) third to accrued interest, and then (D) fourth to outstanding principal.  If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day.

3.8(b)                          Subject to Section 3.8(c) below, Borrower authorizes Lender to charge Borrower’s Operating Accounts for any interest or fees due and payable to Lender after giving at least two (2) Business Days’ Notice to Borrower.

3.8(c)                           While a Default or Event of Default exists, Borrower authorizes Lender to charge Borrower’s Operating Accounts for any Obligations due and payable to Lender, without the necessity of prior demand or Notice from Lender.

3.8(d)                          All payments made on account of the Obligations shall be made by Borrower to Lender.  No principal payments resulting from the refinancing, sale or other disposition of Pledged Loans or Pledged Securities shall be deemed to have been received by Lender until Lender has also received the Notice required under Section 3.3(e).

3.9                               Billings

Any changes in the interest rate and in the outstanding amount of the Obligations which occur between the date of any billing and the due date of any payment may be reflected in adjustments in the billing for a subsequent month.  Neither the failure of Lender to submit a bill, nor any error in any such bill shall excuse Borrower from the obligation to make full payment of all Borrower’s payment obligations when due.

3.10                        Late Charges

Borrower shall pay, upon billing therefor, a “Late Charge” equal to three percent (3%) of the amount of any payment of principal (other than principal due at the Warehousing Maturity Date or the date on which Lender accelerates the time for payment of the Loan after the occurrence of an Event of Default), interest, or fees, which fees are not paid within ten (10) days of the due date thereof.  Late Charges are: (a) payable in addition to, and not in limitation of, the Default Rate; (b) intended to compensate Lender for administrative and processing costs incident to late payments; (c) not interest; and (d) not subject to refund or rebate or credit against any other amount due.

3.11                        Additional Provisions Relating to Interest Rate

3.11(a)                   If Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy), then, upon notice from Lender to Borrower and delivery by Lender of a statement setting forth the reduction in the rate of return experienced by Lender and the amount necessary to compensate Lender under this Section 3.11(a), Borrower shall be obligated to pay to Lender such additional amount or amounts as will compensate Lender for such reduction.  Each determination by Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.11(b)                   If Lender determines (which determination shall be conclusive) that (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Applicable Daily Floating LIBO Rate for any day; or (ii) the Daily LIBO Rate will not adequately and fairly reflect the cost to Lender of funding (including maintaining) Warehousing Advances, then Lender shall give Borrower prompt notice thereof, and, so long as such condition remains in effect, the Loan (and all outstanding and future Warehousing Advances under the Loan) shall bear interest at the Applicable Base Rate.

3.11(c)                    Any and all payments by Borrower to or for the account of Lender hereunder shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”).  If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11(c)) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

3.11(d)                   Borrower also agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).  Further, if Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under this Agreement to Lender, Borrower shall also pay to Lender, at the time interest is paid, such additional amount that Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Lender would have received if such Taxes or Other Taxes had not been imposed.

3.11(e)                    Borrower agrees to indemnify Lender for (i) the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by any of them and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto; (ii) any other amounts payable under Section 3.11; and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this Section 3.11(e) shall be made within 30 days after the date that Lender makes a demand therefor.

3.11(f)                     In the event that Borrower is required to pay or withhold any amount pursuant to Sections 3.11(c), 3.11(d), or 3.11(e), which results in Borrower paying more than would have been the case without regard to such Sections (an “Excess Payment”), Borrower shall have the option to terminate the Warehousing Commitment in its entirety (but not in part) and this Agreement (other than as to those provisions which by their terms survive the termination of this Agreement), by giving Notice to Lender specifying the effective date of such termination, which Notice may be given no earlier than three (3) Business Days after making an Excess Payment and no later than thirty (30) days after making an Excess Payment.  Upon the effective date of the termination of this Agreement by Borrower pursuant to this Section, Borrower shall pay all of the Obligations in full.

3.11(g)                    Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in law shall make it unlawful for Lender to make Warehousing Advances as LIBOR Loans, or to maintain outstanding Warehousing Advances as LIBOR Loans or to give effect to its obligations as contemplated hereby with respect to the Loan or any particular Warehousing Advance as a LIBOR Loan or (y) at any time Lender reasonably determines that the making or continuance of LIBOR Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market, Lender may, by written notice to Borrower (i) declare that LIBOR Loans will not thereafter be made by Lender hereunder, whereupon all subsequent Warehousing Advances will be made as Base Rate Loans unless such declaration shall be subsequently withdrawn; and/or (ii) require that any then outstanding Warehousing Advances be converted to Base Rate Loans (and thereby bear interest at the Applicable Base Rate), as of the effective date of such notice.

3.12                        Continuing Authority of Authorized Representatives

Lender is authorized to rely upon the continuing authority of the Persons hereafter designated by Borrower (“Authorized Representatives”) to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including, but not limited to, the submission of requests for Warehousing Advances, and certificates with regard thereto, instructions with regard to the Operating Accounts and, to the extent permitted under this Agreement, the Collateral, and matters pertaining to the procedures and documentation for Warehousing Advances.  Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender.  The Authorized Representatives as of the Closing Date are listed on Exhibit E.  Lender shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Lender that each Authorized Representative is a responsible and senior official of Borrower.

3.13                        Increases to Standard Warehousing Credit Limit

Borrower shall have the right, upon no less than five days prior written notice to Lender, during the term of this Agreement, to request one or more incremental increases to the Standard Warehousing Credit Limit, in amounts of One Hundred Million Dollars ($100,000,000.00) each (each is herein a “Minimum Incremental Amount”), up to the Maximum Warehousing Credit Limit.  Borrower’s notice shall indicate (i) the amount of the incremental increase of the Standard Warehousing Credit Limit and (ii) the effective date for the increase of the Standard Warehousing Credit Limit.  Any incremental increase shall be made at the discretion of Lender, provided that Lender’s consent to such incremental increase shall not be unreasonably withheld.  Provided such incremental increase is approved by Lender, said incremental increase of the

Standard Warehousing Credit Limit shall remain in effect for a period of forty five (45) days following such effective date.

4.                                      COLLATERAL

4.1                               Grant of Security Interest

As security for the payment of its obligations under the Warehousing Note and for the payment and performance of all of the Obligations, Borrower grants a security interest to Lender, in all of Borrower’s right, title and interest in and to the following described property, whether now owned or whether acquired or arising after the date of this Agreement (“Collateral”):

4.1(a)                          All amounts advanced by Lender to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

4.1(b)                          All Mortgage Loans, including all Mortgage Notes, Mortgages and Security Agreements evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Lender (including delivery to a third party on behalf of Lender), or that otherwise come into the possession, custody or control of Lender (including the possession, custody or control of a third party on behalf of Lender), in each case in respect of which Lender has made a Warehousing Advance under this Agreement (collectively, “Pledged Loans”).

4.1(c)                           All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or that are delivered or caused to be delivered to Lender or that otherwise come into the possession, custody or control of Lender, or its agent, bailee or custodian as assignee, or that are pledged to Lender or, for such purpose are registered by book-entry in the name of Lender (including registration in the name of a third party on behalf of Lender), in each case in respect of which a Warehousing Advance has been made by Lender under this Agreement (collectively, “Pledged Securities”).

4.1(d)                          All private mortgage insurance and all commitments issued by the FHA to insure or guarantee any Pledged Loan; all Purchase Commitments held by Borrower covering Pledged Loans or Pledged Securities, and all proceeds from the sale of Pledged Loans or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing rights or contracts and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payments, intangibles and general intangibles of every kind relating to Pledged Loans, Pledged Securities, Purchase Commitments, FHA commitments and private mortgage insurance and commitments relating to Pledged Loans and Pledged Securities, and all other documents or instruments relating to Pledged Loans and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans.

4.1(e)                           All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards) necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the Collateral.

4.1(f)                            The Operating Accounts, the Cash Collateral Accounts, and all cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Lender, or Lender’s agent, bailee or custodian or designated on the books and records of Borrower as assigned and pledged to Lender, including all cash deposited in the Cash Collateral Account.

4.1(g)                           All Hedging Arrangements related to the Collateral (“Pledged Hedging Arrangements”) and Borrower’s accounts in which those Hedging Arrangements are held (“Pledged Hedging Accounts”), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Lender’s security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts applies only to benefits, including rights to payment, related to the Collateral.

4.1(h)                          All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

4.2                               Maintenance of Collateral Records

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must preserve and maintain, at its chief executive office and principal place of business or in a regional office approved by Lender, and, promptly upon request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender or to an Investor, of the Mortgage Notes, Mortgages and Security Agreements included in Pledged Loans, Mortgage-backed Securities delivered to Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

4.3                               Release of Security Interest in Pledged Loans and Pledged Securities

4.3(a)                          Except as provided in Section 4.3(b), Lender will release its security interest in a Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1, only against payment to Lender of the Release Amount in connection with such Pledged Loan.  If a Pledged Loan is transferred to a pool custodian or an Investor for inclusion in a Mortgage Pool and Lender’s security interest in such Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 4.1 is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Lender’s security interest continues in such Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1, backing that Pledged Security and Lender is entitled to possession of the Pledged Security in the manner provided in this Agreement.

4.3(b)                          If a Pledged Loan is transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Lender’s security interest in such Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1, included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Lender (including delivery to or registration in the name of a third party on behalf of Lender) and that Agency Security is a Pledged Security.  Lender’s security interest in that Pledged Security will be released only against payment to Lender of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

4.3(c)                           Lender has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as that term is defined in the Uniform Commercial Code of Pennsylvania) or its nominee, Lender has the right to have the Pledged Securities registered in the name of a securities intermediary (as that term is defined in the Uniform Commercial Code of Pennsylvania) in an account containing only customer securities and credited to an account of Lender.  Lender has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or an Investor’s designee except against payment for those Pledged Securities.  Borrower acknowledges that Lender may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and Borrower agrees, upon request of Lender, to execute and deliver to those securities intermediaries their respective written concurrence in any such standing arrangements.

4.3(d)                          If no Default or Event of Default occurs (or, if a Default or Event of Default has occurred, such Default or Event of Default has been cured or waived), Borrower may redeem a Pledged Loan and all of the Collateral related to a Pledged Loan, as such Collateral is described in Section 4.1, or Pledged Security from Lender’s security interest by notifying Lender of its intention to redeem the Pledged Loan or Pledged Security from pledge and paying, or causing an Investor to pay, to Lender, for application as a prepayment on the principal balance of the Warehousing Note, the Release Amount in connection with such Pledged Loan or the Pledged Loans backing that Pledged Security.

4.3(e)                           After a Default or Event of Default occurs, Lender may, with no liability to Borrower or any other Person, continue to release its security interest in any Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section

4.1, or Pledged Security against payment of the Release Amount for such Pledged Loan or for the Pledged Loans backing that Pledged Security.

4.3(f)                            The amount to be paid by Borrower to obtain the release of Lender’s security interest in a Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1 (“Release Amount”) will be (1) in connection with the sale of a Pledged Loan by Lender while an Event of Default exists, the amount paid to Lender in a commercially reasonable disposition of that Pledged Loan and (2) otherwise, the principal amount of the Warehousing Advance outstanding against the Pledged Loan together with all accrued and unpaid interest thereon.

4.4                               Collection and Servicing Rights

4.4(a)                          If no Event of Default exists, Borrower may service and receive and collect directly all sums payable to Borrower in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral.  All proceeds of any Purchase Commitment or any other sale of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

4.4(b)                          After an Event of Default occurs and remains continuing, Lender or its designee is entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case, subject to any applicable requirements of the relevant Federal Agency, (1) Lender or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Lender has no obligation to do so, (2) Borrower must, if Lender requests it to do so, hold in trust for the benefit of Lender and immediately pay to Lender at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Lender as to the source of those funds, and (3) all amounts so received and collected by Lender will be held by it as part of the Collateral and applied by Lender as provided in this Agreement.

4.5                               Return of Collateral at End of Warehousing Commitment

If (a) the Warehousing Commitment has expired or has been terminated, and (b) no Warehousing Advances, interest or other Obligations are outstanding and unpaid, Lender will release its security interest and will deliver all Collateral in its possession to Borrower at Borrower’s expense.  Borrower’s acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Lender is discharged from any liability or responsibility for that Collateral.

4.6                               Delivery of Collateral Documents

4.6(a)                          Lender may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

4.6(b)                          If no Default or Event of Default exists, upon delivery by Borrower to Lender of shipping instructions pursuant to the applicable Exhibit B, Lender will deliver the Mortgage Notes evidencing Pledged Loans or Pledged Securities together with all related loan documents and pool documents previously received by Lender under the requirements of the applicable Exhibit B to the designated Investor or Approved Custodian or to another party designated by Borrower and acceptable to Lender in its sole discretion.

4.6(c)                           If a Default or Event of Default exists, Lender may, without liability to Borrower or any other Person, continue to deliver Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Lender’s possession, to the applicable Investor or Approved Custodian or to another party acceptable to Lender in its sole discretion.

4.7                               Borrower Remains Liable

Anything herein to the contrary notwithstanding, Borrower shall remain liable under each item of the Collateral granted by it to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof and any other agreement giving rise thereto, and in accordance with and pursuant to the terms and provisions thereof.  Whether or not Lender has exercised any rights in any of the Collateral, Lender shall not have any obligation or liability (other than for gross negligence or willful misconduct) under any of the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any payment relating thereto, nor shall Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any of the Collateral (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Collateral (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.                                      CONDITIONS PRECEDENT

5.1                               Initial Advance

The effectiveness of this Agreement is subject to the satisfaction, in the sole discretion of Lender, of the following conditions precedent:

5.1(a)                          Lender must receive the following, all of which must be satisfactory in form and content to Lender, in its sole discretion:

(i)         The Warehousing Note, this Agreement, the Amended and Restated Guaranty and any other Loan Document, duly executed by Borrower and/or Parent, as applicable.

(ii)        Each Loan Party’s organizational documents, certified as true and complete by an appropriate officer or other Person.

(iii)       Certificates of legal existence and good standing from the Secretary of State of Delaware for each Loan Party, dated within thirty (30) days of the date of this Agreement.

(iv)       Such certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of the Borrower and Guarantor as Lender may require evidencing (A) the authority of each entity to enter into this Agreement and the other Loan Documents and (B) the identity, authority and capacity of each Authorized Representative thereof authorized to act as an Authorized Representative in connection with this Agreement and the other Loan Documents.

(v)        Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for Borrower that do not disclose the existence of any Lien on the Collateral other than in favor of Lender.

(vi)       Copies of Borrower’s errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by Borrower as of the date of this Agreement with the related provisions of Section 7.9.

(vii)      An opinion from counsel for the Loan Parties in form and substance satisfactory to Lender concerning, among other matters (i) the legal existence, good standing and qualification to do business of each Loan Party, (ii) the power and authority of each Loan Party to enter into and perform the Loan Documents, (iv) the authorization of the individuals executing and delivering Loan Documents on behalf of each Loan Party to do so, (v) the enforceability of each Loan Party’s obligations under the Loan Documents, (vi) the absence of any pending or threatened material litigation against Borrower, (vii) the validity and perfection of Lender’s security interest in the Collateral, (viii) the non-contravention of each Loan Party’s obligations under the Loan Documents, under each Loan Party’s charter documents or under any material agreements or legal proceedings to which it is a party or by which it is bound, and (ix) such other matters as Lender reasonably shall request consistent with loan facilities similar to the loan facility established by this Agreement.  Such opinion shall be addressed to Lender and its permitted successors and assigns.

(viii)     Such financial statements and other information as Lender shall have reasonably requested.

(ix)       Such other documents as Lender reasonably may require, duly executed and delivered, and evidence satisfactory to Lender of the occurrence of any further conditions precedent to the closing of the credit facility established hereby.

5.1(b)         Lender shall have filed Uniform Commercial Code financing statements in such jurisdictions as Lender shall have determined to be appropriate in order to perfect the security interest in the Collateral granted by Borrower pursuant to this Agreement or any other Loan Document.

5.1(c)         Borrower shall have (i) paid to Lender, as applicable, all amounts due as of the Closing Date, and (ii) paid or reimbursed Lender, as applicable, for all its attorneys’ fees and expenses incurred in connection with this Agreement and the other Loan Documents.

5.2                               Each Advance

The effectiveness of this Agreement, including Lender’s obligation to make Warehousing Advances is subject to the satisfaction, in the sole discretion of Lender, as of the date of each Warehousing Advance, of the following additional conditions precedent:

5.2(a)         Borrower must have delivered to Lender the Warehousing Advance Request and the Collateral Documents required by, and must have satisfied the procedures and substantive requirements set forth in, Article 2 and the Exhibits described in that Article.  All items delivered to Lender must be satisfactory to Lender in form and content, and Lender may reject any item that does not satisfy the requirements of this Agreement or the applicable Purchase Commitment.  Confirmation of the date of the requested Warehousing Advance will constitute a representation by Borrower that all necessary actions have been taken to qualify the Mortgage Loan for purchase by the Investor and that the borrowing hereunder is permitted by Investor regulations.

5.2(b)         Lender must have received evidence satisfactory to it as to the making or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments necessary to perfect the security interest of Lender in the Collateral under the Uniform Commercial Code or other applicable law.

5.2(c)         The representations and warranties of Borrower contained in Article 6 and Article 9 must be accurate and complete in all material respects as if made on and as of the date of each Warehousing Advance.

5.2(d)         Borrower must have performed all agreements to be performed by them under this Agreement, and after giving effect to the requested Warehousing Advance, no Default or Event of Default will exist under this Agreement.

5.2(e)         There shall not have been any material adverse change in the financial condition, business, or affairs of Borrower since the date of this Agreement which in Lender’s good faith judgment may jeopardize in a material manner the ability of Borrower to perform fully its obligations under each applicable Loan Document.

5.2(f)         Lender shall have received and approved such other documents, and certificates as Lender reasonably may request (including without limitation the documents to be executed by the Mortgagor and Borrower), in form and substance reasonably satisfactory to Lender.

5.2(g)         Prior to any Warehousing Advance being made against any otherwise Eligible Loan, Borrower shall have provided to Lender copies of all documents, agreements and other materials and information concerning Borrower’s status as an originator and seller of such type of Mortgage Loan for the applicable Federal Agency as Lender may require.

Delivery of a Warehousing Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Warehousing Advance.

5.3                               Force Majeure

Notwithstanding Borrower’s satisfaction of the conditions set forth in this Agreement, Lender has no obligation to make a Warehousing Advance if Lender is prevented from obtaining the funds necessary to make a Warehousing Advance, or is otherwise prevented from making a Warehousing Advance as a result of any fire, flood or other casualty, failure of power, strike, lockout or other labor trouble, banking moratorium, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, insurrection, act of terrorism, war or other activity of armed forces, act of God or other similar reason beyond the control of  Lender.  Lender will make the requested Warehousing Advance as soon as reasonably possible following the occurrence of such an event (provided that all applicable terms and conditions relating to such Warehousing Advance continue to be satisfied).

6.                                      GENERAL REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as to itself and Guarantor, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

6.1                               Place of Business

Borrower’s chief executive office and principal place of business is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20814.

6.2                               Organization; Good Standing

Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full legal power and authority to own its property and to carry on its business as currently conducted.  Borrower is duly qualified as a limited liability company to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on Borrower’s business, operations, assets or financial condition as a whole.  For the purposes of this Agreement, good standing includes qualification for all licenses and payment of all taxes required in the jurisdiction of its formation and in each jurisdiction in which Borrower transacts business.  Exhibit K hereto sets forth all foreign qualifications and mortgage Lender and mortgage servicer licenses held by Borrower as of the date of this Agreement.

6.3                               Authorization and Enforceability

Borrower has the power and authority to execute, deliver and perform this Agreement, the Warehousing Note and the other Loan Documents and Borrower has the power and authority to obtain the Warehousing Advances under this Agreement.  The execution, delivery and performance by Borrower of this Agreement, the Warehousing Note and the other Loan Documents and the Warehousing Advances requested and made under this Agreement and the Warehousing Note have been duly and validly authorized by all necessary limited liability company action on the part of Borrower (which action has been modified or rescinded, and is in full force and effect) and does not and will not conflict with or violate any applicable provision of law, of any judgments binding upon Borrower, or the certificate of formation and limited liability company operating agreement of Borrower, conflict with or result in a breach of, constitute a default or require any consent under, or result in or require or allow the acceleration of any indebtedness of Borrower under any agreement, instrument or indenture to which it is a party or by which it or its property may be bound or affected, or result in the creation of any Lien upon any property or assets of Borrower (other than the Lien on the Collateral granted under this Agreement).  This Agreement, the Warehousing Note and the other Loan Documents constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except that enforceability may be limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors’ rights and general principles of equity.

6.4                               Approvals

The execution and delivery of this Agreement, the Warehousing Note and the other Loan Documents and the performance of Borrower’s obligations under this Agreement, the Warehousing Note and the other Loan Documents and the validity and enforceability of this Agreement, the Warehousing Note and the other Loan Documents do not require any license, consent, approval or other action of any agency, commission, instrumentality or other regulatory body or authority (in each case, whether federal, state or local, domestic or foreign) other than those that have been obtained and remain in full force and effect or those with respect to which the failure to obtain may reasonably be expected to result in a material adverse change in Borrower’s business, operations, assets or financial conditions as a whole.

6.5                               Financial Condition

The balance sheet of Borrower as of December 31, 2016 for the twelve (12) month period then ended, and the related statements of income and cash flows furnished to Lender, fairly present the financial condition of Borrower as of such date and the results of its operations for the twelve (12) month period then ended.

6.6                               Litigation

Except as listed on Schedule 6.6, as of the date hereof, there are no actions, claims, suits or proceedings pending or, to Borrower’s knowledge, threatened or reasonably anticipated against or affecting Borrower in any court or before any arbitrator or before any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign) that, if adversely determined, may reasonably be expected to result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

6.7                               Compliance with Laws

Borrower is not in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

6.8                               Regulation U

Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Warehousing Advance made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.9                               Investment Company Act

Borrower is not an “investment company” or controlled by an “investment company” within the meaning of the Investment Company Act.

6.10                        Payment of Taxes

Borrower has filed or caused to be filed all federal, state and local income, excise, property and other tax returns that are required to be filed with respect to the operations of Borrower, all such returns are true and correct and Borrower has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate.  The amounts reserved as a liability for income and other taxes payable in the financial statements described in Section 6.5 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Borrower accrued for or applicable to the period and on the dates of those financial statements and all years and periods prior to those financial statements and for which Borrower may be liable in its own right or as transferee of the assets of, or as successor to, any other Person.  No tax Liens have been filed and no material claims are being asserted against Borrower or any property of Borrower with respect to any taxes, fees or charges.

6.11                        Agreements

Borrower is not a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition.  Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole.  No holder of any indebtedness of Borrower has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or any of its properties is pending or to the knowledge of Borrower threatened.

6.12                        Title to Properties

Borrower has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 6.5, except for those properties and assets that Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the conduct of Borrower’s business.  All of Borrower’s properties and assets are free and clear of all Liens except as disclosed in Borrower’s financial statements.

6.13                        ERISA

Each Plan is in compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply would not result in a material loss to Borrower or any ERISA Affiliate.  All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied.  No Plan is a Multiemployer Plan or a defined-benefit pension plan subject to Title IV of ERISA.

6.14                        No Retiree Benefits

Except as required under Section 4980B of the Internal Revenue Code, Section 601 of ERISA or applicable state law, Borrower is not obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

6.15                        Assumed Names

Borrower does not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Exhibit G.  Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name.  Borrower’s use of the assumed names set forth on Exhibit G does not conflict with any other Person’s legal rights to any such name, nor otherwise give rise to any liability by Borrower to any other Person.  Borrower may amend Exhibit G to add or delete any assumed names used by Borrower to conduct business.  An amendment to Exhibit G to add an assumed name is not effective until a Borrower has delivered to Lender an assumed name certificate in the jurisdictions in which the assumed name is to be used, which must be satisfactory in form and content to Lender in its sole discretion.  In connection with any amendment to delete a name from Exhibit G, Borrower represents and warrants that it has ceased using that assumed name in all jurisdictions.

6.16                        Servicing

Exhibit H is a true and complete list of Borrower’s Servicing Portfolio as of June 30, 2017.  All of Borrower’s Servicing Contracts relating to the Collateral hereunder and involving aggregate consideration paid to Borrower in an amount greater than or equal to Five Hundred Thousand Dollars ($500,000.00) for each of the two most recent Fiscal Years of Borrower are in full force and effect, and are unencumbered by Liens other than pursuant to the Term Loan Agreement.  No event of default or event that, with notice or lapse of time or both, would become an event of default, exists under any of Borrower’s Servicing Contracts involving aggregate consideration paid to Borrower in an amount greater than or equal to Five Hundred Thousand Dollars ($500,000.00) for each of the two most recent Fiscal Years of Borrower.

6.17                        Foreign Asset Control Regulations.

Neither the making of the Warehousing Advances nor the use of the proceeds of any thereof (or any other Loan) will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).  Furthermore, neither Borrower nor any of its affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person.”

7.                                      AFFIRMATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must, unless Lender consents in writing:

7.1                               Payment of Obligations

Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and the Warehousing Note in accordance with their terms.

7.2                               Financial Statements

Deliver to Lender, in form and detail reasonably satisfactory to Lender:

7.2(a)                          As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Parent, audited consolidated, and consolidating with respect to Borrower, Fiscal Year-end statements of income and cash flows of the Parent for that year, and the related consolidated, and consolidating with respect to Borrower, audited balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding Fiscal Year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance reasonably satisfactory to Lender and prepared by an independent certified public accounting firm reasonably acceptable to Lender (it being acknowledged by Lender that KPMG LLP currently is an acceptable independent certified public accounting firm),  and (2) if then available or otherwise within fifteen (15) days of receipt by the Parent, any management letters, management reports or other supplementary comments or reports delivered by those accountants to the Parent;

7.2(b)                          As soon as available and in any event within sixty (60) days after the end of each Calendar Quarter of the Parent, including its last Calendar Quarter, consolidated, and consolidating with respect to Borrower, interim statements of income for that fiscal quarter and the period from the beginning of the Fiscal Year to end of that Calendar Quarter, and the related consolidated and consolidating balance sheet (including contingent liabilities) as at the end of that Calendar Quarter, all in reasonable detail, subject, however, to year-end audit adjustments; and

7.2(c)                           Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit I.

7.3                               Other Borrower Reports

Deliver to Lender:

7.3(a)                          As soon as available and in any event within sixty (60) days after the end of each Calendar Quarter, a consolidated report (“Servicing Report”) as of the end of the Calendar Quarter, as to all Mortgage Loans the servicing rights to which are owned by the Parent or its Affiliates, and separately for Borrower (in each case, specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Report must be in similar summary form as previously presented to Lender (or as Lender otherwise may agree), and must, at a minimum, indicate which Mortgage Loans (1) are current and in good standing, (2) are more than thirty (30), sixty (60) or ninety (90) days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by a member of the Parent’s consolidated group, and include, by Mortgage Loan type (x) weighted average coupon, (y) weighted average maturity, and (z) weighted average servicing fee.

7.3(b)                          As soon as available and in any event within sixty (60) days after the end of each calendar quarter, a loan production report as of the end of that quarter, presenting (i) the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that quarter and for the Fiscal Year-to-date, specified by property type, loan type and (ii) as to any Mortgage Loans sold in such quarter, the Investor to whom each Mortgage Loan was sold.

7.3(c)                           As soon as available, but in any event at least sixty (60) days before the end of each Fiscal Year, preliminary forecasts prepared by management of Borrower, in form satisfactory to Lender, of the balance sheets and statements of income or operations and cash flows of Borrower on a calendar quarterly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs).

7.3(d)                          Other reports in respect of Pledged Loans or Pledged Securities, including, without limitation, copies of purchase confirmations issued by Investors purchasing Pledged Loans from Borrower, in such detail and at such times as Lender in its discretion may reasonably request.

7.3(e)                           With reasonable promptness, all further information regarding the business, operations, assets or financial condition of Borrower as Lender may reasonably request, including copies of any audits completed by Fannie Mae, FHA or Ginnie Mae  (if permitted by the applicable Federal Agency).

7.3(f)                            As soon as available and in any event within thirty (30) days after the end of each Calendar Quarter, a report as of the end of such Calendar Quarter detailing all requests that Borrower repurchase Mortgage Loans and the status of each such request and any indemnification or similar agreement to which Borrower is a party in connection with any such request.

7.4                               Maintenance of Existence; Conduct of Business

Preserve and maintain its existence as a limited liability company in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as Lender, seller/servicer or issuer as described under Section 9.4; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Borrower’s eligibility as Lender, seller/servicer or issuer as described under Section 9.4; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

7.5                               Compliance with Applicable Laws

Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which could result in a material adverse change in Borrower’s business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, the Warehousing Note, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

7.6                               Inspection of Properties and Books; Operational Reviews

Permit Lender, and any Assignee or Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of Borrower with Borrower’s senior officers, and other management officials, agents and employees, and to examine and make copies or extracts of Borrower’s books of account, all at such reasonable times as Lender, any Assignee or any Participant may request.  Provide their accountants with a copy of this Agreement promptly after its execution and authorize and instruct them to answer candidly all questions that the officers of Lender, any Assignee or Participant or any authorized representatives thereof may address to them in reference to the financial condition or affairs of Borrower.  Borrower may have representatives in attendance at any meetings held between the officers or other representatives of Lender, any Assignee or Participant and Borrower’s accountants under this authorization.  Permit Lender, any Assignee or Participant (and their authorized representatives) access upon reasonable Notice and during normal business hours to Borrower’s premises and records for the purpose of conducting a review of Borrower’s general mortgage business methods, policies and procedures, auditing its loan files and reviewing the financial and operational aspects of Borrower’s business.

7.7                               Notice

Give prompt Notice to Lender of (a) any action, suit or proceeding instituted by or against Borrower in any federal or state court or before any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of Five Million Dollars ($5,000,000.00) or any such proceedings threatened against Borrower in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any Lien for any federal, state or local taxes, assessments or other governmental charges against Borrower, any of its assets, other than a Lien for taxes, assessments or other governmental charges on real property securing or that previously secured an individual Mortgage Loan that is not a Pledged Loan; (c) the occurrence of a Default or an Event of Default; (d) the suspension, revocation or termination of Borrower’s eligibility, in any respect, as lender, seller/servicer or issuer as described under Section 9.4 or the suspension, revocation or termination of any other license or approval required for Borrower to engage in the business of originating, acquiring and, if applicable, servicing Mortgage Loans; (e) the imposition of any other adverse regulatory or administrative action or sanction on or against Borrower by any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign) that could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that could affect the validity or enforceability of any Pledged Loan or Pledged Security; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, and the transfer, loss, nonrenewal or termination of which could reasonably be expected to result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower or such Guarantor’s proposes to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrower.

7.8                               Payment of Taxes and Other Obligations

Pay, perform and discharge, or cause to be paid, performed and discharged, all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets.

Borrower is not required to pay, however, any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower has obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

7.9                               Insurance

(a)                                 Maintain blanket bond coverage and errors and omissions insurance with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer or issuer as described under Section 9.4, including all applicable Federal Agency insurance requirements, and liability, fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location.  Within thirty (30) days after Notice from Lender, obtain such additional insurance as Lender may reasonably require, all at the sole expense of Borrower.  Copies of such policies must be furnished to Lender without charge upon request of Lender.  Borrower agrees to use its best efforts to obtain and deliver to Lender a certificate issued by said insurers to the effect that they will use their best efforts to give Lender at least thirty (30) days prior written notification prior to cancellation of coverage under any such policy.

(b)                                 Maintain a fidelity bond of an incorporated surety company in an amount acceptable to Lender and consistent with Borrower’s past practice securing protection and indemnity to Borrower against loss of any money or other property entrusted to Borrower or Borrower’s officers, employees or agents or coming into their control, caused by any dishonest, fraudulent or criminal act, direct or indirect, of Borrower or of its officers, employees or agents.  Borrower shall furnish a certificate evidencing such fidelity bond to Lender, upon request, and shall notify Lender if such fidelity bond coverage is decreased or exhausted.

7.10                        Closing Instructions

Indemnify and hold Lender harmless from and against any loss, including reasonable attorneys’ fees and costs, attributable to the failure of any title insurance company, agent or attorney to comply with Borrower’s disbursement or instruction letter relating to any Mortgage Loan.  Lender has the right to pre-approve Borrower’s choice of title insurance company, agent or attorney, unless already approved by a relevant Federal Agency, as applicable, and Borrower’s disbursement or instruction letter to them in any case in which Borrower intends to obtain a Warehousing Advance against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement.

7.11                        Subordination of Certain Indebtedness

Cause any indebtedness of Borrower for borrowed money to any Affiliate or any member, shareholder, director or officer of any Affiliate of Borrower, to be subordinated to the Obligations by the execution and delivery to Lender of a Subordination of Debt Agreement, on the form prescribed by Lender, certified by the corporate secretary of Borrower to be true and complete and in full force and effect.

7.12                        Other Loan Obligations

Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject, and promptly notify Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender.  Exhibit J is a true and complete list of all such revolving lines of credit or revolving credit agreements as of the date of this Agreement.

7.13                        ERISA

Maintain and cause each ERISA Affiliate to maintain each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not, and not permit any ERISA Affiliate to, (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, in either case in an amount exceeding Five Hundred Thousand Dollars ($500,000.00) or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding Five Hundred Thousand Dollars ($500,000.00).

7.14                        Use of Proceeds of Warehousing Advances

Use the proceeds of each Warehousing Advance solely for the purpose of funding Eligible Loans and against the pledge of those Eligible Loans as Collateral.

7.15                        Investor Instructions.

Upon any Event of Default prior to purchase of a Mortgage Loan by the Investor, and upon direction by Lender, Borrower shall immediately direct the Investor to provide any documents in its possession related to such Mortgage Loan to Lender.

7.16                        Sale of Mortgage Loan to Investor.

Provide status reports of its efforts to sell each Mortgage Loan to the applicable Investor on the earlier of: (a) within five (5) days after Borrower becomes aware of any fact or circumstance that causes Borrower to believe that the Investor may not purchase the Mortgage Loan within sixty (60) days after the date of the related Warehousing Advance, in which case such status report shall include Borrower’s plan for repaying Lender the amount of the Mortgage Loan, and (b) fifty-five (55) days after the date of the applicable Warehousing Advance provided Lender has requested the status of such efforts to sell such Mortgage Loan.  In addition, if the Investor has not purchased, and Borrower has not repaid, the Mortgage Loan within sixty (60) days after the date of the related Warehousing Advance, Borrower shall, upon Lender’s request, immediately cause the Lender to be named as an additional insured under the property insurance policy covering the property which is collateral for the Mortgage Loan.

8.                                      NEGATIVE COVENANTS

As long as any Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

8.1                               [Intentionally Deleted]

8.2                               Contingent Liabilities

Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except (a) for the Term Loan and obligations arising in connection therewith, (b) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (c) for obligations arising in connection with the sale of Mortgage Loans in the ordinary course of a Borrower’s business.

8.3                               Restrictions on Fundamental Changes

8.3(a)                          Reorganize, spin-off, consolidate with, merge with or into, or enter into any analogous reorganization or transaction with any Person except that WD Capital may merge with and into the Borrower.

8.3(b)                          Amend or otherwise modify Borrower’s certificate of formation or operating agreement in any manner which is materially adverse to Lender.

8.3(c)                           Liquidate, wind up or dissolve (or suffer any liquidation or dissolution) except that Borrower may liquidate, wind up or dissolve W&D Balanced Real Estate Fund I GP, LLC.

8.3(d)                          Make any material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement and cease actively to engage in the business of originating or acquiring Mortgage Loans, or if applicable, servicing Mortgage Loans.

8.3(e)                           Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower’s business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales by Borrower of (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Servicing Contracts.

8.3(f)                            Acquire by purchase or in any other transaction all or substantially all of the business or property, or stock or other ownership interests of any Person, for consideration in an amount equal to or greater than Twenty Five Million Dollars ($25,000,000).

8.3(g)                           Permit (i) any Subsidiary of the Borrower (other than WD Capital) or (ii) the Guarantor (solely with respect to Section 8.3(a) through 8.3(e)), to do or take any of the foregoing actions.

8.4                               Subsidiaries

Form or acquire any Subsidiary of Borrower.

8.5                               Loss of Eligibility, Licenses or Approvals

Take any action, or fail or omit to take any action, that would (a) cause Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Sections 9.4, 9.5, 9.6 or 9.7, or all or any part of any other license or approval required for Borrower to engage in the business of originating, acquiring and servicing Mortgage Loans or (b) result in the imposition of any other adverse regulatory or administrative action or sanction on or against Borrower by any agency board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign) that could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that could affect the validity or enforceability of any Pledged Loan.

8.6                               Accounting Changes

Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year.  If any changes in GAAP would result in any material deviation in the method of calculating and results of testing compliance with any financial covenant hereunder, such financial covenant shall continue to be calculated and tested as if such change in GAAP had not occurred, unless otherwise specifically agreed in writing by Lender after full disclosure by Borrower.

8.7                               Minimum Adjusted Tangible Net Worth

(a) Permit the Parent’s Tangible Net Worth shall at any time to be less than the sum of: (A) Two Hundred Million Dollars ($200,000,000.00), plus (B) an amount equal to seventy-five percent (75%) of the Net Proceeds of any Equity Issuances by the Parent or any Subsidiary occurring after the Closing Date, to be tested on the last day of each Calendar Quarter, or (ii) permit the Parent or any applicable Subsidiary to otherwise not be in compliance with applicable net worth requirements of HUD, Fannie Mae and Freddie Mac.

8.8                               [Intentionally Deleted]

8.9                               [Intentionally Deleted]

8.10                        [Intentionally Deleted]

8.11                        Minimum Cash and Cash Equivalents

Permit the Parent’s Liquid Assets, determined on a consolidated basis, at any time to be less than $15,000,000, or permit the Parent or any applicable Subsidiary otherwise not to be in compliance with applicable liquidity requirements of HUD, Fannie Mae and Freddie Mac.

8.12                        Servicing Delinquencies

Permit the aggregate unpaid principal amount of Fannie Mae DUS Mortgage Loans within the Parent’s consolidated Servicing Portfolio which are sixty (60) or more days past due or otherwise in default at any time to exceed three and one-half percent (3 1/2%) of the aggregate unpaid principal balance of all Fannie Mae DUS Mortgage Loans within the Parent’s consolidated Servicing Portfolio at such time, calculated as of the last day of each Calendar Quarter; provided, however, that solely for purposes of determining compliance with this Section 8.12 Fannie Mae DUS Mortgage Loans shall be adjusted to exclude: (1) any No Risk Mortgage Loans under the Fannie Mae DUS Program and (2)  with respect to any At Risk Mortgage Loans under a modified risk sharing arrangement under the Fannie Mae DUS Program, any loan balances which are not subject to any loss sharing or recourse thereunder.

8.13                        Dividends and Distributions

So long as any Default or Event of Default is then outstanding or would be outstanding after taking into effect a dividend, redemption or setting aside of funds, cause or permit, directly or indirectly: declare, pay, authorize or make any form of dividend (except for stock dividends or stock splits) or return any capital, in cash or property, to its shareholders, their successors or assigns or repurchase, redeem or retire any of the capital stock of such Person.

8.14                        Transactions with Affiliates

Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of the Borrower’s Affiliates, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates except for pledges made in connection with the Term Loan, (c) merge or consolidate with or purchase or acquire assets from those Affiliates, or (d) pay management fees to or on behalf of those Affiliates, other than (i) payments attributable to reasonable overhead and administrative charges allocated to the Borrower by the Affiliates, (ii) reasonable subservicing fees payable to Affiliates for their servicing of the Servicing Portfolio and (iii) other transactions in the ordinary course of business (but still in compliance with the terms of this Section 8.14) and on terms not less favorable to the Borrower than could be obtained from an unaffiliated third party on an arm’s length basis.

8.15                        Recourse Servicing Contracts

Except for Servicing Contracts involving Fannie Mae DUS Mortgage Loans, and conduit originations for which Borrower notifies Lender pursuant hereto, acquire or enter into Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans.

8.16                        Total Servicing Portfolio and Fannie Mae Servicing Portfolio

Permit the aggregate unpaid principal amount of (i) all Mortgage Loans comprising the Parent’s consolidated Servicing Portfolio (exclusive of such Mortgage Loans which (A) are sixty (60) or more days past due or are otherwise in default, or (B) have been transferred to Fannie Mae for resolution) to be less than Twenty Billion Dollars ($20,000,000,000.00) at any time, or (ii) all Fannie Mae DUS Mortgage Loans comprising the Parent’s consolidated Servicing Portfolio (exclusive of such Mortgage Loans which (A) are sixty (60) or more days past due or are otherwise in default, or (B) have been transferred to Fannie Mae for resolution) to be less than Ten Billion Dollars ($10,000,000,000.00) at any time, calculated as of the last day of each Calendar Quarter.

9.                                      SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

9.1                               Special Representations and Warranties Concerning Warehousing Collateral

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

9.1(a)                          Borrower has selected the Collateral in a manner so as to not affect adversely Lender’s interests.

9.1(b)                          Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans and the Pledged Securities.  All Pledged Loans, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Lender, subject to no other Liens.

9.1(c)                           Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

9.1(d)                          Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note, (4) has not been modified, amended or any requirements of which waived, except in a writing that is part of the Collateral Documents, and (5) complies and will continue to comply with the terms of this Agreement, the related Purchase Commitment, and the standard practices of the applicable Investor.

9.1(e)                           Each Pledged Loan is directly or indirectly (in the case of a Freddie Mac Direct Purchase Mortgage Loan) secured by a Mortgage on real property and improvements located in one of the states of the United States or the District of Columbia.

9.1(f)                            Each Pledged Loan has been closed or will be closed and funded with the Warehousing Advance made against it or from Borrower’s unencumbered funds.

9.1(g)                           Each Pledged Loan against which a Warehousing Advance has been or will be made on the basis of a Purchase Commitment, meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

9.1(h)                          Pledged Loans that are intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

9.1(i)                              Except for FHA Construction Mortgage Loans, FHA Modified Mortgage Loans or Freddie Mac Moderate Rehab Loans, each Mortgage Loan has been fully advanced in the face amount of its Mortgage Note.

9.1(j)                             Each Pledged Loan is a First Mortgage Loan, unless permitted to be a Subordinate Mortgage Loan under Exhibit D (in which case such Pledged Loan may only be a Second Mortgage Loan or a Third Mortgage Loan).

9.1(k)                          Each First Mortgage Loan is secured directly or indirectly (in the case of a Freddie Mac Direct Purchase Mortgage Loan) by a First Mortgage on the real property and improvements described in or covered by that Mortgage.

9.1(l)                              Each First Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.1(m)                      The real property securing each Pledged Loan has been evaluated or appraised in accordance with Title XI of FIRREA, USPAP, and the requirements of the applicable Investor.

9.1(n)                          Each Subordinate Mortgage Loan (to the extent Subordinate Mortgage Loans are permitted by Exhibit D) is a Second Mortgage Loan or a Third Mortgage Loan on the premises described in that Mortgage.  With respect to each Second Mortgage Loan and Third Mortgage Loan, Borrower shall be the servicer, and lender with respect to such Second Mortgage Loan and Third Mortgage Loan shall also be lender with respect to the senior Mortgage Loan on such Property.

9.1(o)                          To the extent required by the related Purchase Commitment or by Investors generally for similar Mortgage Loans, each Subordinate Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the appropriate priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.1(p)                          The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of Borrower (except for the Mortgage Note for an FHA Modified Mortgage Loan) (2) an “instrument” within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

9.1(q)                          No default exists under any Mortgage Loan when such Mortgage Loan first is included as a Pledged Loan, and no default has existed for sixty (60) days or more under any such Mortgage Loan at any time thereafter.

9.1(r)                             No party to a Mortgage Loan or any related document is in violation of any applicable law, rule or regulation that would impair the collectability of the Mortgage Loan or the performance by the mortgagor or any other obligor of his or her obligations under the Mortgage Note or any related document.

9.1(s)                            All fire and casualty policies covering the real property and improvements encumbered by each Mortgage included in the Pledged Loans (1) name and will continue to name Borrower and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available.

9.1(t)                             Pledged Loans secured by real property and improvements located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

9.1(u)                          The real property and improvements securing each Pledged Loan are free of damage or waste and are in good repair, and no improvement located on or being a part of such real property violates any applicable zoning law or regulation (unless constituting a legal non-conforming use or improvement).

9.1(v)                          No notice of any partial or total condemnation has been given with respect to the real property and improvements securing any Pledged Loan.

9.1(w)                        None of the Pledged Loans is a graduated payment Mortgage Loan or has a shared appreciation or other contingent interest feature, and each Pledged Loan provides for periodic payments of all accrued interest on the Mortgage Loan on at least a monthly basis.

9.1(x)                          Neither Borrower nor any of Borrower’s Affiliates has any ownership interest, right to acquire any ownership interest or equivalent economic interest in any property securing a Pledged Loan or the mortgagor under the Pledged Loan or any other obligor on the Mortgage Note for such Pledged Loan, except as and to the extent permitted by the applicable Federal Agency issuing a Purchase Commitment with respect to such Pledged Loan.

9.1(y)                          The original assignments of Mortgage delivered to Lender for each Pledged Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

9.1(z)                           None of the mortgagors, guarantors or other obligors of any Pledged Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.2                               Special Affirmative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must, unless Lender consents in writing:

9.2(a)                          Warrant and defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons.

9.2(b)                          Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable Federal Agency requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans; service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them; hold all escrow funds collected in respect of Pledged Loans and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

9.2(c)                           Execute and deliver to Lender, with respect to the Collateral, those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as reasonably required by Lender, and do and perform all matters and things necessary or reasonably desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Lender under this Agreement.

9.2(d)                          Notify Lender within three (3) Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool or Pledged Security.

9.2(e)                           Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments; deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.

9.2(f)                            Compare the names of every mortgagor, guarantor and other obligor of every Mortgage Loan, together with appropriate identifying information concerning those Persons obtained by Borrower, against every Restriction List, and make certain that none of the mortgagors, guarantors or other obligors of any Mortgage Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.2(g)                           Other than with respect to Fannie Mae DUS Mortgage Loans or FHA Modified Mortgage Loans, prior to the origination by Borrower of any Mortgage Loans for sale to a Federal Agency, Borrower shall have entered into an agreement among Lender, the Investor under the applicable Purchase Commitment, and Borrower, pursuant to which such Investor agrees to send all cash proceeds of Mortgage Loans sold by Borrower to such Investor to the applicable Cash Collateral Account.  With respect to FHA Modified Mortgage Loans, prior to the funding of any Warehousing Advance to be used by Borrower for the repurchase of an existing Ginnie Mae Mortgage-backed Security, Borrower shall have entered into an agreement among Lender, the Investor under the applicable Purchase Commitment, and Borrower, pursuant to which such Investor agrees to send all cash proceeds of the new Ginnie Mae Mortgage-backed Security sold by Borrower to such Investor to the applicable Cash Collateral Account.

9.3                               Special Negative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

9.3(a)                          Amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities.

9.3(b)                          Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement and, with respect to each Pledged Loan or Pledged Security, the related Purchase Commitment) any of the Collateral or any interest in any of the Collateral.

9.3(c)                           Make any compromise, adjustment or settlement in respect of any of the Collateral or accept any consideration other than cash in payment or liquidation of the Collateral.

9.4                               Special Representations and Warranties Concerning Eligibility as Fannie Mae Approved Seller/Servicer of Mortgage Loans

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Borrower is approved, qualified and in good standing as a Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae under the Fannie Mae DUS Program.

9.5                               Special Representation and Warranty Concerning Fannie Mae DUS Program Reserve Requirements

Borrower represents and warrants to Lender that Borrower will have met the Fannie Mae DUS Program requirements for lender reserves for each Fannie Mae DUS Mortgage Loan to be funded by a Warehousing Advance, at such time as required by Fannie Mae under the Fannie Mae DUS Program.

9.6                               Special Representations and Warranties Concerning FHA Mortgage Loans

Borrower represents and warrants to Lender, as of the date of each Advance Request and the making of each Warehousing Advance, that:

9.6(a)                          Each FHA-insured Mortgage Loan included in the Pledged Loans meets all applicable governmental requirements for such insurance.  Borrower has complied and will continue to comply with all laws, rules and regulations with respect to the FHA insurance of each Pledged Loan designated by Borrower as an FHA-insured Mortgage Loan, and such insurance is and will continue to be in full force and effect.

9.6(b)                          For FHA-insured Pledged Loans that will be used to back Ginnie Mae Mortgage-backed Securities, Borrower has received from Ginnie Mae the Confirmation Notice for Request of Additional Commitment Authority and Confirmation Notice for Request of Pool Numbers, and there remains available under those agreements a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of the Pledged Loans designated by Borrower as the Mortgage Loans to be used to back those Ginnie Mae Mortgage-backed Securities; each of those Confirmation Notices is in full force and effect; each of those Pledged Loans has been assigned by Borrower to one of those Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated to this Agreement by Borrower, in an amount at least equal to those Pledged Loans; and each of those assignments and allocations has been reflected in the books and records of Borrower.

9.7                               Special Representations and Warranties Concerning Eligibility as Freddie Mac Program Plus Seller/Servicer of Mortgage Loans

9.7(a)                          Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Borrower is approved, qualified and in good standing as a Freddie Mac Program Plus seller/servicer of Mortgage Loans and permitted to originate Freddie Mac Direct Purchase Mortgage Loans.

10.                               DEFAULTS; REMEDIES

10.1                        Events of Default

The occurrence of any of the following is an event of default (“Event of Default”):

10.1(a)                   Borrower fails to pay the principal of any Warehousing Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay interest on any Warehousing Advance when due hereunder; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Lender.

10.1(b)                   Borrower fails to perform or comply with any term or condition applicable to it contained in any Section of Article 7 or Article 8.

10.1(c)                    The suspension, revocation or termination of Borrower’s eligibility, in any respect, as lender, seller/servicer or issuer as described under Sections 9.4, 9.5, 9.6 or 9.7, or of any other license or approval required for Borrower to engage in the business of originating, acquiring and, if applicable, servicing Mortgage Loans; or the imposition of any other adverse regulatory or administrative action or sanction on or against Borrower by any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign), that in each such case could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that could affect the validity or enforceability of any Pledged Loan.

10.1(d)                   Any representation or warranty made or deemed made by Borrower under this Agreement, in any other Loan Document or in any written statement or certificate at any time given by Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

10.1(e)                    Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(d) and such default has not been remedied or waived in writing within thirty (30) days after the earliest of (1) receipt by Borrower of Notice from Lender of that default, (2) receipt by Lender of Notice from Borrower of that default or (3) the date Borrower should have notified Lender of that default under the applicable clause of Section 7.7.

10.1(f)                     Borrower defaults under any other Indebtedness in excess of Five Hundred Thousand Dollars ($500,000.00) (individually or in the aggregate) and such default continues beyond any applicable grace period provided in the relevant agreement with respect thereto.

10.1(g)                    An “event of default” (however defined) occurs under any agreement between Borrower and Lender or its affiliates other than this Agreement and the other Loan Documents.

10.1(h)                   A case (whether voluntary or involuntary) is filed by or against Borrower under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of its properties or assets, and, if filed against Borrower, such action is not dismissed within sixty (60) days; or Borrower (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due.

10.1(i)                       Borrower fails to perform any contractual obligation to repurchase Mortgage Loans.

10.1(j)                      Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of Five Hundred Thousand Dollars ($500,000.00) is entered or filed against Borrower or any of its properties or assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or five (5) days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process.

10.1(k)                   Any order, judgment or decree decreeing the dissolution of Borrower is entered and remains undischarged or unstayed for a period of twenty (20) days.

10.1(l)                       Borrower purports to disavow any of its Obligations or contests the validity or enforceability of any Loan Document.

10.1(m)               Lender’s security interest on any portion of the Collateral becomes unenforceable or otherwise impaired.

10.1(n)                   A material adverse change occurs in Borrower’s financial condition, business, properties or assets, operations or prospects, or in Borrower’s ability to repay the Obligations.

10.1(o)                   Any Lien for any tax, assessment or other governmental charge (i) is filed or is otherwise enforced against Borrower or any of its property, including any of the Collateral, other than a Lien for taxes, assessments or other governmental charges on real property securing or that previously secured an individual Mortgage Loan that is not a Pledged Loan, or (ii) obtains priority that is equal to or greater than the priority of Lender’s security interest in any of the Collateral.

10.2                        Remedies

10.2(a)                   If an Event of Default described in Section 10.1(h) occurs with respect to Borrower, the Warehousing Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Warehousing Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

10.2(b)                   If an Event of Default described in Section 10.1(a) occurs with respect to Borrower, Lender may terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

10.2(c)                    If any other Event of Default occurs, Lender may by Notice to Borrower, terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

10.2(d)                   If any Event of Default occurs, Lender may also take any of the following actions:

(i)                           Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

(ii)                        Notify all obligors under any of the Collateral that the Collateral has been assigned to Lender (or to another Person designated by Lender) and that all payments on that Collateral are to be made directly to Lender (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Lender; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

(iii)                     Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Lender or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

(iv)                    Act, or contract with a third party to act at Borrower’s expense, as servicer or subservicer of Collateral requiring servicing and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

(v)                       Require Borrower to assemble and make available to Lender the Collateral and all related books and records at a place designated by Lender.

(vi)                    Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrower’s respective data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

(vii)                 Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate.

(viii)              Exercise all rights and remedies of a secured creditor under the Commercial Code of Pennsylvania or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as Lender may determine, including sale under any applicable Purchase Commitment.  Borrower waives any right it may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law.  If notice is required under applicable law, Lender will give Borrower not less than ten (10) days’ notice of any public sale or of the date after which any private sale may be held.  Borrower agrees that ten (10) days’ notice is reasonable notice.  Lender may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment.  In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by Lender until the purchaser pays the selling price or takes possession of the Collateral.  Lender has no liability to Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Lender may sell the Collateral again upon notice complying with this Section.

(ix)                    Lender may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose Lender’s Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

(x)                       Proceed against Borrower on the Warehousing Note.

10.2(e)                    Lender will not incur any liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition.  Borrower waives (to the extent permitted by law) any claims it may have against Lender or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, accrued and unpaid interest on those Warehousing Advances, and unpaid fees, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree.  Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

10.2(f)                     Borrower acknowledges that the Mortgage Loans are collateral of a type that are the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that are customarily sold on a recognized market.  Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Lender or any Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

10.2(g)                    Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Lender or any Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order or (3) pursue any other remedy within its power.  Lender is not required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve Borrower’s rights against other prior parties.

10.2(h)                   Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Warehousing Note.

10.2(i)                       No failure or delay on the part of Lender or any Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy.  No single or partial exercise by Lender or any Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power or remedy by Lender, or Lender’s exercise of any other right, power or remedy.  Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law.  The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

10.2(j)                      Borrower grants Lender a license or other right to use, without charge, Borrower’s computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrower’s rights under all licenses and all other agreements related to the foregoing inure to Lender’s benefit until the Obligations are paid in full.

10.3                        Insufficiency of Proceeds

If the proceeds realized from any sale, disposition or other enforcement rights with respect to the Collateral are insufficient to cover the costs and expenses of such sale, disposition or other enforcement rights with respect to the Collateral and payment in full of all Obligations, then Borrower shall be liable for the deficiency.  Nothing herein shall require Lender to look to all or any portion of the Collateral prior to, or in lieu of, pursuing any other right or remedy, any or all of which may be pursued in any order and at any time, including at the same time.

10.4                        Lender Appointed Attorney-in-Fact

Borrower appoints Lender its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Warehousing Note and the other Loan Documents and taking any action and executing any instruments that Lender deems necessary or advisable to accomplish that purpose.  Borrower’s appointment of Lender as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, Lender may give notice of its security interest in and Lien on the Collateral to any Person, either in Borrower’s name or in its own name, endorse all Pledged Loans or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.  The foregoing appointment shall be effective immediately with respect to ministerial matters, and upon the occurrence of an Event of Default with respect to all other matters.

10.5                        Right of Set-Off

Borrower hereby grants to Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody safekeeping or control of Lender or any entity under the control of Lender, and their respective successors and assigns or in transit to any of them, other than third-party custodial accounts maintained by Borrower at Lender.  Upon occurrence of an  Event of Default with respect to the payment of any Obligation or in the performance of any of its duties under the Loan Documents, Lender may, as determined in such party’s sole discretion, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any property of Borrower held at any time by Lender, or any indebtedness at any time owed by Lender to or for the account of a Borrower, against the Obligations, whether or not those Obligations have matured and irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document.  The rights of Lender under this Section 10.5 are in addition to other rights and remedies (including other rights of setoff) that Lender may have.  Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH NON-CUSTODIAL DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

10.6                        Application of Funds.

After the exercise of remedies provided for in this Section 10 (or after the Loans have automatically become immediately due and payable as set forth in this Section 10), any amounts received on account of the Obligations shall be applied by Lender in the following order:

(i)                         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Lender) payable to Lender in its capacity as such;

(ii)                      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to

Lender(including fees, charges and disbursements of counsel to the respective Lender) arising under the Loan Documents;

(iii)                   Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and the other Obligations arising under the Loan Documents;

(iv)                  Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans; and

(v)                     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.

11.                               MISCELLANEOUS

11.1                        Modifications, Amendments or Waivers.1.1  Lender, and Borrower and Guarantor may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or the Borrower or Guarantor, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind Lender, Borrower and Guarantor; provided, that no such agreement, waiver or consent may be made which will:

(i)                         Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.  Whether or not any Warehousing Advances are outstanding, extend the Warehousing Maturity Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to Lender, without the written consent of Lender;

(ii)                        Conditions Precedent.  Waive any condition set forth in Section 5.1 and 5.2 and Exhibit B, without the written consent of Lender;

(iii)                     Collateral Release.  Release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of Lender;

(iv)                    Guaranty Release.  Release, whether in part or in whole, the Parent from any obligations arising under or evidenced by the Amended and Restated Guaranty, without the written consent of Lender;

(v)                       Pro Rata Share.  Amend, alter or modify any provision regarding the pro rata treatment of Lender or requiring Lender to authorize the taking of any action, in each case without the written consent of Lender;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of Lender may be made without the written consent of Lender.

11.2                        No Implied Waivers, Cumulative Remedies.

No course of dealing and no delay or failure of Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The rights and remedies of Lender under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3                        Notices

All communications required or permitted to be given or made under this Agreement (“Notices”) must be in writing and must be sent by one or more of the following methods, with confirmed receipt of delivery: (i) manual delivery; (ii) overnight courier; (iii) United States mail (postage prepaid), or (iv) subject to the limitation below, e-mail transmission in accordance with electronic delivery protocols provided by Lender to Borrower, addressed as follows (or at such other address as may be designated by Borrower or Lender in a Notice to the other):

If to Borrower or Parent:	Walker & Dunlop, LLC 7501 Wisconsin Avenue, Suite 1200E Bethesda, Maryland 20814 Attention: Stephen Theobald E-mail: stheobald@walkerdunlop.com

In each case with a copy to:	Walker & Dunlop, LLC 7501 Wisconsin Avenue, Suite 1200E Bethesda, Maryland 20814 Attention: Richard M. Lucas Email: rlucas@walkerdunlop.com

In each case with a copy to:	Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 Attention: Michael J. Pedrick Email: michael.pedrick@morganlewis.com

If to Lender:	PNC Real Estate Finance Attention: Terri Wyda Senior Vice President 300 Fifth Avenue PT-PTWR-15-1 Pittsburgh, PA 15222-2707 E-mail: terri.wyda@pnc.com Facsimile: 412-762-6500

In each case with a copy to:	PNC Bank, National Association

Attention: Sherry Boston 500 West Jefferson Mailstop K1-KHDQ-04-6 Louisville, KY 40202 E-mail: REBWH@pnc.com Facsimile: 502-581-2743

and

PNC Bank, National Association Attention: Jessica Drummond 500 First Avenue, 4th Floor Mail Stop P7-PFSC-04-V Pittsburgh, PA 15219 E-mail: REBWH@pnc.com Facsimile: 412-705-2124

In each case with a copy to:	Ballard Spahr LLP 300 East Lombard Street, 18th Floor Baltimore, Maryland 21202 Attention: Thomas A. Hauser, Esquire Email: hauser@ballardspahr.com

Subject to the provisions of this Section 11.3, all periods of Notice will be measured from the date of delivery if delivered manually or electronically, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail except that Notices to Lender under Article 2, and Section 3.3(e) will be deemed to have been given only when actually received by Lender.  The Borrower authorizes Lender to accept the Borrower’s Warehousing Advance Requests, shipping requests, wire transfer instructions, security delivery instructions and other routine communications concerning the Warehousing Commitment and the Collateral transmitted to Lender by electronic transmission (including facsimile or e-mail) and those documents, when transmitted to Lender by electronic transmission have the same force and effect as the originals; provided, however, any notice pursuant to this Agreement or in connection with any of the transactions contemplated by this Agreement, which is intended to inform Lender of or allege any claim, cause of action, failure of performance or breach or default by or on behalf of any party to this Agreement, is not permitted to be made by electronic transmission.  Any permitted electronic transmission to Lender shall be delivered only during the normal business operating hours of Lender, and if any notice or other communication is not sent or posted during normal business hours of the recipient, said posting date shall be deemed to have commenced as of 11:00 a.m. eastern time on the next business day for the recipient.  Lender shall not incur any liability to the Borrower for acting upon any electronic transmission or telephonic notice referred to in this Agreement which Lender believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Notwithstanding anything contained herein, the Borrower shall deliver paper copies of Notices or other documents to Lender upon request for such paper copies until a written request to cease delivering paper copies is given by Lender.

11.4                        Reimbursement Of Expenses; Indemnity

11.4(a)                   Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly: (i) all the actual and reasonable out-of-pocket costs and expenses of Lender for preparation of the Loan Documents and any consents, amendments, waivers, or other modifications thereto; (ii) the reasonable fees, expenses, and disbursements of counsel to Lender in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower; (iii) all other actual and reasonable out-of-pocket costs and expenses incurred by Lender in connection with the establishment of the facility, and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby; and (iv) all reasonable out-of-pocket expenses (including reasonable attorneys fees and costs, which attorneys may be employees of Lender and the fees and costs of appraisers, brokers, investment bankers or other experts retained by Lender) incurred by Lender in connection with (x) the enforcement of or preservation of rights under any of the Loan Documents against Borrower or any other Person, or the administration thereof, (y) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or pursuant to any insolvency or bankruptcy proceedings, and (z) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Lender’s relationship with Borrower, except to the extent arising out of such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The covenants of this Section shall survive payment or satisfaction of payment of amounts owing with respect to the Warehousing Note.  The amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including the Default Rate) and be an Obligation secured by any Collateral.

11.4(b)                   Borrower shall indemnify and hold harmless Lender and its respective parents, affiliates, officers, directors, employees, attorneys, and agents (“Indemnified Party”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby (“Damages”) including, without limitation (i) any actual or proposed use by Borrower of the proceeds of the Loan, (ii) Borrower entering into or performing this Agreement or any of the other Loan Documents, or (iii) with respect to Borrower and its properties and assets, the violation of any applicable law, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that no Indemnified Party shall be entitled to indemnification if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that such Indemnified Party acted with willful misconduct or gross negligence.  In litigation, or the preparation therefor, Lender shall be entitled to select their respective own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of Borrower under this Section 11.4(b) are unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The provisions of this Section 11.4(b) shall survive the repayment of the Loan and the termination of the obligations of Lender hereunder.

11.5                        Financial Information

All financial statements and reports furnished to Lender under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the most recent Audited Financial Statement of Borrower provided to Lender.

11.6                        Terms Binding Upon Successors; Survival of Representations

The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns.  All of Borrower’s representations, warranties, covenants and agreements survive the making of any Warehousing Advance, and, except where a longer period is set forth in this Agreement, remain effective for as long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed.

11.7                        Pledge to Federal Reserve Banks

Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents (including, without limitation, any portion of its Warehousing Note) to any of the Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

11.8                        Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (excluding the laws applicable to conflicts or choice of law).

11.9                        Amendments

This Agreement may not be amended, modified, or supplemented except by a written agreement signed by Borrower, Parent and Lender.

11.10                 Relationship of the Parties

This Agreement provides for the making of Warehousing Advances by Lender, the requirement of Warehousing Advances by Borrower, the payment of interest on those Warehousing Advances, and the payment of certain fees by Borrower to Lender.  The relationship between Lender and Borrower is limited to that of creditor and secured party on the part of Lender and of debtor on the part of Borrower.  The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Lender to protect their interests as creditors and secured party.  Nothing in this Agreement creates or may be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender or to Borrower, or as creating any joint venture, partnership, agency or other similar relationship between Lender and Borrower.  Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in Sections 11.18.  Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lender and Lender for credit and to execute and deliver this Agreement.

11.11                 Severability

If any provision of this Agreement or any other Loan Document is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement or such other Loan Document.

11.12                 Consent to Credit References

Borrower and Parent each consents to the disclosure of information regarding Borrower, Parent and their relationship with Lender to Persons making credit inquiries to Lender.  This consent is revocable by Borrower or Parent at any time upon Notice to Lender as provided in Section 11.3.

11.13                 Counterparts, PDF Copies

This Agreement, and any exhibits or other documents to be delivered from time to time in connection herewith, may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement and any other document to be delivered from time to time in connection herewith (but specifically excluding any Warehousing Note or Guaranty, which must be executed and physically delivered to Lender), by email (including by PDF) shall be effective as delivery of a manually executed counterpart of this Agreement and any other document to be delivered in connection herewith (other than the Warehousing Note or Guaranty). A party may reserve the right to require the subsequent delivery of fully executed original documents within a specified time frame after electronic receipt, but such reservation shall have no effect on the authenticity, delivery, or enforceability of any document previously transmitted or exchanged by electronic means.

11.14                 Headings/Captions

The captions or headings in this Agreement and the other Loan Documents are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement or any other Loan Document.

11.15                 Entire Agreement

This Agreement, the Warehousing Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by thereby.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, the Warehousing Note and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement, the Warehousing Note or the other Loan Documents.

11.16                 Consent to Jurisdiction

BORROWER AND PARENT EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER AND PARENT BY MAIL AT THE ADDRESS SET FORTH HEREIN.  BORROWER AND PARENT EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

11.17                 Waiver of Jury Trial

BORROWER, PARENT AND LENDER (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

11.18                 Waiver of Punitive, Consequential, Special or Indirect Damages

BORROWER AND PARENT EACH WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM LENDER OR ANY OF LENDER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS,

OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY BORROWER OR PARENT AGAINST LENDER OR ANY OF LENDER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY BORROWER AND PARENT, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY.  LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

11.19                 U.S. Patriot Act

Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

11.20                 Assignments and Participations

11.20(a)            Lender may assign all or any part of, or any interest in, Lender’s rights and benefits hereunder and under the other Loan Documents, as well as all obligations related to such assigned rights and interest (including all or a portion of its Commitment and the Loans at the time owing to it), provided that any such assignment shall be subject to the following conditions:

(i)                           Minimum Amounts.

(a)                                 In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or Loans at the time owing to it, no minimum amount shall be assigned;

(b)                                 In any case not described in (1) above, the aggregate amount of the Commitment shall not be less than Five Million Dollars ($5,000,000.00).

(ii)                        Proportionate Amounts.              Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment assigned.

(iii)                     Consent of Lender.                                        The consent of Lender (not to be unreasonably withheld or delayed) and the Borrower (not to be unreasonably withheld or delayed, and provided that no Event of Default shall have occurred and be continuing) shall be required for an assignment of any or part of a Lender’s Commitment, except an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)                    Assignment and Assumption.  The parties to each assignment shall execute and deliver to Lender an Assignment Agreement in the form of Exhibit M attached hereto and made a part hereof, together with a processing fee in the amount of Two Thousand Five Hundred Dollars ($2,500);

(v)                       No Assignment to Certain Persons.  No assignment shall be mate to (A) the Borrower, Guarantor or any Affiliate of Borrower or Guarantor, or (B) any natural Person.

Subject to acceptance thereof by Lender pursuant to clause (iii) of this Section 11.20, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by Lender of a participation in such rights and obligations in accordance with Section 11.20(b) below.

11.20(b)            Lender may at any time enter into participation agreements with one or more participating Lender whereby Lender may allocate certain percentages of the Warehousing Credit Limit to such participant(s), provided that no participant shall have, except as provided below, any voting or consent rights on any issue with respect to this Agreement or the other Loan Documents.  No participant shall be entitled to require Lender to take or refrain from taking any action under this Agreement or any other Loan Document.  Notwithstanding the foregoing, any such participant shall be considered to be a “Lender” for purposes of Sections 3.11, 10.5, and 11.4 with respect to its participation; provided, however, that no participant shall be entitled to receive any greater amount than Lender would have been entitled to receive in respect of the participation effected by Lender had no participation occurred.  Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with Lender only and that its obligations under this Agreement are, to the extent expressly provided for in this Section 11.20, undertaken for the benefit of, and as an inducement to, any such participating Lender as well as Lender.  Any grant of a participation by Lender shall not discharge, reduce or otherwise affect Lender’s obligation under this Agreement to fund Warehousing Advances, which obligation shall remain primary and absolute.  Such grants of participations shall not affect or diminish the rights of the granting Lender to reimbursement or other payments which may become due to Lender under this Agreement and such reimbursements and other payments will be calculated as if said Lender had not granted any such participation.  Except as provided for herein, no participant shall have, by virtue of any participation, any rights or benefits under this Agreement or claims of any kind against Borrower.

11.20(c)             Borrower authorizes Lender to disclose to any participant or assignee (each, a “Participant”) and any prospective Participant any and all information in Lender’s possession concerning Borrower which has been delivered to Lender by Borrower in connection with Lender’s credit evaluation of Borrower.  Borrower shall assist Lender in effectuating any assignment or participation pursuant to this Section 11.20 (including during syndication) in whatever manner Lender reasonably deems necessary, including the participation in meetings with prospective Participants.

11.20(d)            No Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under the Loan Documents without the prior written consent of Lender.

11.21                 Confidentiality

Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates in connection with the administration of this Agreement and the preservation, exercise or enforcement of the rights of Lender under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and with Lender being responsible for such Affiliates’ and employees’ compliance with this Section); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process provided, unless specifically prohibited by applicable law or court order, Lender shall use reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of Lender by such governmental agency) for disclosure of any such Information prior to disclosure of such Information; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any this Agreement or any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with rating the Borrower or the Guarantor; (h) with the consent of the Borrower and/or Guarantor, as applicable; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Lender or any of its respective Affiliates on a nonconfidential basis from a source other than the Borrower or Guarantor.

For purposes of this Section, “Information” means all information received from the Borrower or the Guarantor relating to the Borrower or Guarantor or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by the Borrower or the Guarantor; provided that, in the case of information received from the Borrower or the Guarantor after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.22                 No Novation.

The parties hereto have entered into this Agreement solely to amend and restate the terms of the Original Credit Facility Agreement.  The parties hereto do not intend this Agreement nor the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Borrower or any other Loan Party under or in connection with the Original Credit Facility Agreement or any of the other Loan Documents.  The parties agree that (a) all of the Loan Documents not otherwise expressly terminated or amended and restated in connection with the execution and delivery of this Agreement constitute, and shall be deemed to be, Loan Documents; (b) all such Loan Documents remain in full force and effect and (c) any reference to the Original Credit Facility Agreement in any such Loan Document shall be deemed to be a reference to this Agreement.

11.23                 Amendment and Restatement.

It is the intention of each of the parties hereto that the Original Credit Facility Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing all indebtedness and obligations of the Loan Parties under the Original Credit Facility Agreement, and that all indebtedness and obligations of Borrower hereunder and thereunder be secured by the Liens credited by the Security Documents.  The parties hereto further acknowledge and agree that this Agreement constitutes an amendment and restatement of the Original Credit Facility Agreement.

12.                               DEFINITIONS

12.1                        Defined Terms

In addition to terms defined elsewhere in this Agreement, when used in this Agreement and, unless otherwise defined therein, in any other Loan Document (and including, unless otherwise defined therein, in any Schedules or Exhibits to this Agreement and to the other Loan Documents), capitalized terms defined below or elsewhere in this Agreement have the following meanings:

“Adjusted Tangible Net Worth” shall mean Tangible Net Worth, minus Restricted Cash, plus commercial mortgage servicing rights (to the extent otherwise included in Intangible Assets).

“Advance Rate” means, with respect to any Eligible Loan, the Advance Rate set forth in Exhibit D for that type of Eligible Loan.

“Affiliate” means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of voting Equity Interests of the Person referred to, (c) each Person, five percent (5%) or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person’s officers, directors and joint venturers.  For these purposes, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

“Agency Security” means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae.

“Agreement” means this Second Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced, and including all Exhibits and Schedules hereto.

“Applicable Base Rate” means for any day, a fluctuating per annum rate of interest equal to the sum of (a) the higher of (i) the Prime Rate and (ii) the Federal Funds Open Rate plus forty basis points (0.40%), and (b) one and 30/100th percent (1.30%).  The calculation and determination of the Applicable Base Rate shall be made daily by Lender and such determination shall, absent manifest error, be final, conclusive and binding upon Borrower and Lender.  Changes in the Applicable Base Rate shall become effective on the same day as Lender changes its Prime Rate or a change occurs in the Federal Funds Open Rate, depending upon which rate is applicable on that day to the determination of the Base Rate.

“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus one and 30/100th percent (1.30%).

“Applicable Rate” means, for any day (a) except as otherwise required from time to time pursuant to Section 3.11(b) or 3.11(g), the Applicable Daily Floating LIBO Rate for such day, or (b) if, and only for as long as, required from time to time pursuant to Section 3.11(b) or 3.11(g), the Applicable Base Rate for each applicable day.

“Approved Custodian” means Fannie Mae, Freddie Mac, FHA and any pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“At Risk Mortgage Loans” means Mortgage Loans as to which either Borrower or, as may be applicable, WD Capital has any loss sharing arrangement or otherwise is with recourse to Borrower or WD Capital, respectively.

“Authorized Representatives” has the meaning set forth in Section 3.12.

“Base Rate Loan” means the Loan (or any particular Warehousing Advance) at any time while it bears interest at the Applicable Base Rate.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any (a) day other than Saturday or Sunday, or (b) day of the year on which offices of Lender are not required or authorized by law to be closed for business in Pittsburgh, Pennsylvania.  If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day.  Further, if there is no corresponding day for a payment in the given calendar month (e.g., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.

“Calendar Quarter” means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

“Cash Collateral Account” means Lender access only deposit accounts maintained at Lender and designated for receipt of the proceeds of the sale or other disposition of Collateral (account no. 130760016803 for Borrower).

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition (other than paper or notes issued by the Parent or an Affiliate of the Parent), (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) U.S. dollar denominated time and demand deposit accounts or money market accounts with those domestic banks meeting the requirements of item (y) or (z) of clause (ii) above and any other domestic commercial banks insured by the FDIC with an aggregate balance not to exceed in the aggregate at any time at any such bank such amount as may be fully insured by the FDIC from time to time.

“C&D System” means Fannie Mae’s Commitments and Deliveries system.

“Closing Date” means, subject to Borrower’s satisfaction of the conditions set forth in Article 5, the date as of which this Agreement is executed as first above written.

“Collateral” has the meaning set forth in Section 4.1.

“Collateral Documents” means, with respect to each Mortgage Loan, (a) the documents set forth in the applicable Exhibit B attached hereto and (b) all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan.

“Commitment” shall mean as to any Lender, its Warehousing Commitment, and “Commitments” shall mean the aggregate of the Warehousing Commitments of all of Lender.

“Compliance Certificate” means a certificate executed on behalf of Borrower by its chief financial officer or other management official having principal financial accounting responsibilities, substantially in the form of Exhibit I.

“Daily LIBO Rate” for any day shall mean, the rate per annum determined by Lender by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage, provided, however, if the Daily LIBO Rate determined as provided above would be less than zero, then such rate shall be deemed to be zero.

“Damages” has the meaning set forth in Section 12.4(b).

“Default” means the occurrence of any event or existence of any condition that, but for the giving of Notice, the lapse of time or both would constitute an Event of Default.

“Default Rate” means, on any day, a rate per annum equal to the Applicable Rate on such day plus four percent (4%).

“Eligible Loan” means a Mortgage Loan that satisfies the conditions and requirements set forth in Exhibit D and meets the following criteria: (a) such Mortgage Loan has not been previously sold or pledged to obtain financing (whether or not such financing constitutes Indebtedness) under another warehousing financing arrangement or gestation agreement, (b) Lender believes that such Mortgage Loan is not based on untrue, incomplete, inaccurate or fraudulent information and is not otherwise subject to fraud, and (c) the Warehousing Advance on such Mortgage Loan will not exceed the Advance Rate applicable to that type of Eligible Loan at the time it is pledged.

“Eligible Mortgage Pool” means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Lender.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such

Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership, profit or other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person (including, without limitation, partnership, membership or trust interests therein) whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person (and includes any capital contribution from any Person other than the Borrower or a Subsidiary).

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which a Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

“Escrow Deposits” shall mean escrow deposits maintained by Borrower at Lender, which shall be interest bearing or non-interest bearing as designated by Borrower.

“Event of Default” means any of the conditions or events set forth in Section 10.1.

“Excess Payment” has the meaning set forth in Section 3.11(f).

“Fair Market Value” means, at any time for an Eligible Loan or a related Pledged Security (if the Eligible Loan is to be used to back a Pledged Security) as of any date of determination, the market price for such Eligible Loan or Pledged Security, determined by Lender based on market data for similar Mortgage Loans or Pledged Securities and such other criteria as Lender deems appropriate in its sole discretion.

“Fannie Mae” means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

“Fannie Mae DUS Mortgage Loan” has the meaning specified in Exhibit D.

“Fannie Mae DUS Program” means Fannie Mae’s program for the purchase of Mortgage Loans originated under Fannie Mae’s Delegated Underwriting and Servicing Guide, as amended from time to time.

“Fannie Mae Loan Loss Reserves” means reserves established by Borrower to absorb estimated future losses related to Fannie Mae DUS Mortgage Loans.

“Federal Agency” means FHA, Freddie Mac, Fannie Mae, Ginnie Mae or any other instrumentality or agency of the United States of America or corporation organized under the laws of the United States of America which insures, guaranties or purchases Mortgage Loans.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc.  (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Lender (an “Alternate Federal Funds Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Federal Funds Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Federal Funds Source, a comparable replacement rate determined by Lender at such time (which determination shall be conclusive absent manifest error); provided, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the Federal Funds Open Rate on the immediately preceding Business Day.

“FHA” means the Federal Housing Administration and any successor agency or other entity.

“FHA Construction Mortgage Loan” means an FHA fully-insured Mortgage Loan for the construction or substantial rehabilitation of a multifamily property.

“FHA Modified Mortgage Loan” means an existing FHA Mortgage Loan, the terms of which have been modified to reduce the applicable interest rate and the monthly payments of principal and interest, pursuant to terms reviewed and approved by HUD.

“FHA Mortgage Loan” means an FHA Construction Mortgage Loan or an FHA Permanent Mortgage Loan.

“FHA Permanent Mortgage Loan” means an FHA fully-insured Mortgage Loan secured by a Mortgage on a Multi-Family Property.

“FICA” means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“First Mortgage” means a Mortgage that constitutes a first Lien on the real property and improvements described in or covered by that Mortgage.

“First Mortgage Loan” means a Mortgage Loan secured by a First Mortgage.

“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Freddie Mac” means Freddie Mac, or other Federal Agency to which the powers and duties of Freddie Mac have been transferred.

“Freddie Mac Direct Purchase Mortgage Loan” has the meaning set forth on Exhibit D.

“Freddie Mac Moderate Rehab Loan” means a Freddie Mac Moderate Rehab Loan.

“Freddie Mac Program Plus” means Freddie Mac’s Program Plus Seller/Servicer program.

“Freddie Mac TELP” means Freddie Mac’s Direct Purchase of Tax Exempt Loan program.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extension of credit in the ordinary course of its activities.

“Funding Loan” means, in connection with a Freddie Mac Direct Purchase Mortgage Loan, the loan made by Borrower to Governmental Lender pursuant to the terms of a Funding Loan Agreement.

“Funding Loan Agreement” means, in connection with a Freddie Mac Direct Purchase Mortgage Loan, a funding loan agreement among Borrower, Governmental Lender and a fiscal agent.

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Ginnie Mae” means the Government National Mortgage Association or other Federal Agency as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Lender” means the governmental entity, such as a state, county or city housing authority, who under a Freddie Mac Direct Purchase Mortgage Loan is the borrower of the Funding Loan and Lender of the Project Loan.

“Governmental Note” means, in connection with a Freddie Mac Direct Purchase Mortgage Loan, the note from Governmental Lender evidencing the Funding Loan.

“Guarantor” means Walker & Dunlop, Inc., a Maryland corporation.

“Hedging Arrangements” means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, collars, derivatives, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

“HUD” means the Department of Housing and Urban Development, and any successor agency or other entity.

“Indebtedness” means, as to any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the consolidated balance sheet of such Person and such Person’s Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person and its Subsidiaries and all obligations representing the deferred purchase price of property; (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect, in respect of indebtedness of others or otherwise, including any obligations under Hedging Arrangements and otherwise with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of such Person and its Subsidiaries; but excluding, in all events obligations arising under operating leases and accounts payable arising in the ordinary course of business.

“Indemnified Party” has the meaning set forth in Section 11.2(b).

“Intangible Assets” shall mean all assets which would be classified as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs).

“Interest Expense” for any period shall mean, the sum of (a) the amount of interest accrued on, or with respect to, Indebtedness for such period, including, without limitation, imputed interest on capital leases and imputed or accreted interest in respect of deep discount or zero coupon obligations, plus (b) the net amount payable under all Hedging Arrangements in respect of such period (or minus the net amount receivable under all Hedging Arrangements in respect of such period) plus (c) commitment fees payable during such period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

“Investment Company Act” means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

“Investor” means (a) a Federal Agency, or (b) a financially responsible private institution that Lender deems acceptable from time to time, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

“Late Charge” has the meaning set forth in Section 3.10.

“Lender” has the meaning set forth in the first paragraph of this Agreement.

“LIBOR Loan” means the Loan (or any particular Warehousing Advance) at any time it is being maintained at a rate of interest based upon the Daily LIBO Rate (the Applicable Rate for which shall be the Applicable Daily Floating LIBO Rate).

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquid Assets” means the following unrestricted and unencumbered assets owned by a Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) as of any date of determination: (a) cash, (b) Cash Equivalents, and (c) Borrower’s and, as may be applicable, WD Capital’s self-funded Mortgage Loans which are covered by binding purchase commitments from Fannie Mae, Freddie Mac, or another investor approved by Lender in its sole discretion, and are not subject to any Liens or Negative Pledge in favor of any Person other than Lender or pursuant to the Term Loan.

“Loan” shall have the meaning set forth in Section 1.5.

“Loan Documents” means this Agreement, the Warehousing Note, and each other document, instrument or agreement executed by any Loan Party in connection with any of those documents, instruments and agreements, or establishing or evidencing an Obligation, including, without limitation, pursuant to a Hedging Arrangement with Lender or an Affiliate as the counterparty, to the extent specifically hedging Borrower’s interest bearing obligations under this Agreement, each as originally executed or as any of the same may be amended, restated, renewed or replaced.

“Loan Party” means any of Borrower and/or Parent.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Maximum Warehousing Credit Limit” means Eight Hundred Million Dollars ($800,000,000).

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of the applicable Person.  For purposes of calculating any financial ratio or financial covenant for a Measurement Period (a) other than with respect to the last Fiscal Quarter of any Fiscal Year, the financial statements delivered to Lender pursuant to Section 7.2(b) shall be used with respect to each respective Fiscal Quarter covered thereby, provided that, when a Measurement Period includes a Fiscal Quarter that is covered by the n most recently delivered audited financial statements required to be delivered to Lender pursuant to Section 7.2(a), then the financial statements relating to such prior covered Fiscal Quarters shall be adjusted pursuant to any adjustments made in such audited financial statements, and (b) for the Fourth Quarter, the audited financial statements for the Fiscal Year then ended shall be used.

“Miscellaneous Fees and Charges” means, without duplication, the miscellaneous fees set forth on Exhibit L and/or in the custodial agreement and related documents and fee schedule previously, or to be, entered into by Lender (or an affiliate) and Borrower on or before the Closing Date, and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Lender for the handling and administration of Warehousing Advances and Collateral, including custodial fees, costs for Uniform Commercial Code, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers (outgoing and incoming) and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees, service fees and overdraft charges.  Upon not less than 3 Business Days’ prior Notice to Borrower, Lender may modify such Miscellaneous Fees and Charges (and Exhibit L, as may be appropriate) to conform to current Lender practices.

“Mortgage” means a mortgage or deed of trust on real property that, except in the case of an FHA Construction Mortgage Loan, is improved and substantially completed.

“Mortgage-backed Securities” means securities that are secured or otherwise backed by Mortgage Loans.

“Mortgage Loan” means any loan evidenced by a Mortgage Note and secured, directly or indirectly (in the case of a Freddie Mac Direct Purchase Mortgage Loan), by a Mortgage and, if applicable, a Security Agreement.

“Mortgage Loan Amount” means the outstanding principal amount of Mortgage Loan.

“Mortgage Note” means a promissory note secured, directly  or indirectly (in the case of a Freddie Mac Direct Purchase Mortgage Loan) by one or more Mortgages and, if applicable, one or more Security Agreements.

“Mortgage Pool” means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate of a Borrower has any obligation with respect to its employees.

“Negative Pledge” means an agreement by a Person with any other Person not to create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, however characterized for UCC or other purposes.

“Net Income” means, for any period, the consolidated net income (or loss) of the Parent, before deduction of income taxes, determined on a consolidated basis in accordance with GAAP.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash or the fair market value of all other property received by such Person in respect of such Equity Issuance net of reasonable and customary legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Net Worth” shall mean, as of the date of any determination thereof, the net worth of Borrower determined in accordance with GAAP.

“No Risk Mortgage Loans” means Mortgage Loans as to which Borrower or, as may be applicable, WD Capital has no loss sharing arrangement or otherwise are without recourse to Borrower or WD Capital, respectively.

“Notices” has the meaning set forth in Section 11.1.

“Obligations” means all indebtedness, obligations and liabilities of Borrower to Lender (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including, without limitation, Borrower’s obligations and liabilities to Lender (a) under the Loan Documents, (b) for disbursements made by Lender for Borrower’s account, (c) for overdrafts (which, if permitted, shall be at Lender’s sole discretion), (d) for automated clearinghouse exposure, (e) under Hedging Arrangements with Lender or an Affiliate as the counterparty, to the extent specifically hedging Borrower’s interest bearing obligations under this Agreement and of which Hedging Arrangement Lender had been provided Notice (and all details thereof) prior to its establishment, and (f) under any cash management or related agreements.

“Operating Accounts” means the demand deposit accounts maintained at Lender in Borrower’s name and designated for funding that portion of each Eligible Loan not funded by a Warehousing Advance made against that Eligible Loan and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security (as of the date hereof, account no. XX with respect to Borrower).

“Other Fannie Mae Mortgage Loan” has the meaning set forth in Exhibit D.

“Other Taxes” has the meaning set forth in Section 3.11(d).

“Outstanding Amount” means on any date, the aggregate outstanding principal amount of the Loan after giving effect to any prepayments or repayments of the Loan occurring on such date.

“Overdraft Advance” has the meaning set forth in Section 3.7.

“Parent” means Walker & Dunlop, Inc., a Maryland corporation.

“Participant” has the meaning specified in Section 11.21(c).

“Person” means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

“Plan” means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in Section 3 of ERISA, maintained for the benefit of directors, officers or employees of a Borrower or any ERISA Affiliate.

“Pledged Hedging Accounts” has the meaning set forth in Section 4.1(g).

“Pledged Hedging Arrangements” has the meaning set forth in Section 4.1(g).

“Pledged Loans” has the meaning set forth in Section 4.1(b).

“Pledged Securities” has the meaning set forth in Section 4.1(c).

“Prime Rate” means on any day, the rate of interest per annum then most recently established by Lender as its “prime rate,” it being understood and agreed that such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lender or market rates in general, and that Lender may make various business or other loans at rates of interest having no relationship to such rate.  If Lender ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

“Prohibited Transaction” has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

“Property” means a multifamily property securing a Mortgage Loan.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one-month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one-month period as published in another publication determined by Lender).

“Purchase Commitment” means an unconditional, fixed price, irrevocable written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

“Reference Rate” means, as applicable for determining the Applicable Rate for any day, the Daily LIBO Rate or the Applicable Base Rate for such day.

“Release Amount” has the meaning set forth in Section 4.3(f).

“Restricted Cash” shall mean segregated funds of Borrower held for the benefit of third parties and noted as “restricted cash and cash equivalents” in Borrower’s financial statements.

“Restriction List” and “Restriction Lists” means each and every list of Persons who are Specially Designated Nationals and Blocked Persons or otherwise are Persons to whom the Government of the United States prohibits or otherwise restricts the provision of financial services.  For the purposes of this Agreement, Restriction Lists include the list of Specially Designated Nationals and Blocked Persons established pursuant to Executive Order 13224 (September 23, 2001) and maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any successor agency or other entity, U.S. Department of the Treasury, current as of the day the Restriction List is used for purposes of comparison in accordance with the requirements of this Agreement.

“Second Mortgage” means a subordinate Mortgage that is in second lien position, subordinate to a first lien position Mortgage.

“Second Mortgage Loan” means a Mortgage Loan secured by a Second Mortgage.

“Security Agreement” means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

“Servicing Contract” means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

“Servicing Portfolio” means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

“Servicing Report” has the meaning set forth in Section 7.3(a).

“Specially Designated Nationals or Blocked Persons” means Persons which are owned or controlled by, or acting on behalf of, the government of target countries or are associated with international narcotics trafficking or terrorism.

“Standard Warehousing Credit Limit” means Five Hundred Million Dollars ($500,000,000).

“Subordinate Mortgage” means a Second Mortgage or a Third Mortgage.

“Subordinate Mortgage Loan” means a Mortgage Loan secured by a Subordinate Mortgage for which all prior Mortgage Loans on that Property are under a Servicing Contract with Borrower, and for which all prior Mortgage Loans on that Property have been sold to, or are subject to a Purchase Commitment issued by, Fannie Mae.

“Subsidiary” means any corporation, partnership, association or other business entity in which more than fifty percent (50%) of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

“Tangible Net Worth” means, at any time of determination, the excess, at such time, of the Parent’s and its Subsidiaries’, on a consolidated basis, total assets, minus the sum of (i) total liabilities, and (ii) the book value of all intangible assets, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary, all of the foregoing determined in accordance with GAAP applied in a manner consistent with the most recent audited financial statements delivered to Lender under this Agreement.  For the purposes of this definition, mortgage servicing rights shall not be considered intangible assets.

“Taxes” has the meaning set forth in Section 3.11(c).

“Term Loan” means collectively (a) the term loan in the original principal amount of up to One Hundred Seventy Five Million Dollars ($175,000,000.00) made by the lenders pursuant to the Term Loan Agreement, (b) any additional incremental term loans in an aggregate principal amount of up to Sixty Million Dollars ($60,000,000.00) expressly provided for in the Term Loan Agreement and (c) all existing or future payment and other obligations owing by Parent. Walker & Dunlop Multifamily, Inc., Borrower, WD Capital or any other Affiliate of Parent party to the Term Loan Agreement under (i) any secured hedge agreements or comparable arrangements and (ii) any secured cash management agreements or comparable arrangements, in each case, as contemplated by the Term Loan Agreement.

“Term Loan Agreement” means that certain Credit Agreement, dated on or about December 20, 2013 by and among the Parent as borrower, and Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto, as from time to time amended, modified, supplemented, restated or extended.

“Third Mortgage” means a subordinate Mortgage that is in third lien position, subordinate to a first lien position Mortgage and a Second Mortgage.

“Third Mortgage Loan” means a Mortgage Loan secured by a Third Mortgage.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments at such time.

“Trust Receipt” means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

“USPAP” means the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practice, as in effect from time to time.

“Warehousing Advance” means a disbursement by Lender under Section 1.1.

“Warehousing Advance Due Date” means with respect to a Warehousing Advance, the date that is sixty (60) days after the date of such Warehousing Advance or if in advance of a calendar year end, a Federal Agency has instructed Borrower to delay or defer delivery of a Pledged Loan or Pledged Security to a date that is more than sixty (60) days after such Warehousing Advance, to a later date but not to exceed February 28th of the following calendar year, and Borrower has notified Lender of its intent to comply with such delayed or deferred delivery or provided Lender with a status report regarding such delivery pursuant to Section 7.16, then such later date specified by Borrower in such notice or report to Lender.

“Warehousing Advance Request” has the meaning set forth in Section 2.1.

“Warehousing Commitment” means the obligation of Lender to make Warehousing Advances to Borrower under Section 1.1.

“Warehousing Credit Limit” means either the Standard Warehousing Credit Limit or the Maximum Warehousing Credit Limit, as applicable.

“Warehousing Maturity Date” has the meaning set forth in Section 1.2.

“Warehousing Note” has the meaning set forth in Section 1.3.

“WD Capital” means Walker & Dunlop Capital, LLC (formerly known as CWCapital, LLC), a Massachusetts limited liability company.

12.2                        Other Definitional Provisions; Terms of Construction

12.2(a)                   Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

12.2(b)                   Defined terms may be used in the singular or the plural, as the context requires.

12.2(c)                    All references to time of day mean the then applicable time in Pittsburgh, Pennsylvania, unless otherwise expressly provided.

12.2(d)                   References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

12.2(e)                    The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

12.2(f)                     Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

12.2(g)                    All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements.  All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Warehousing Notes are irrevocably paid in full and the Warehousing Commitment is terminated.

12.2(h)                   All references to the Uniform Commercial Code are deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

12.2(i)                       Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

WALKER & DUNLOP, LLC, as Borrower

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

WALKER & DUNLOP, INC., as Parent and Guarantor

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer & Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Terri Wyda
Name:	Terri Wyda
Title:	Senior Vice President

S-1

Exhibit A

FIFTH AMENDED AND RESTATED WAREHOUSING NOTE

$800,000,000.00	September 11, 2017

WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”) previously delivered to PNC Bank, National Association (together with its successors and assigns, “Lender”), that certain Fourth Amended and Restated Warehousing Note, dated December 24, 2015, in the principal amount of One Billion Three Hundred Million Dollars ($1,300,000,000.00) (the “Original Note”).  The Original Note evidences a line of credit and is the Warehousing Note referred to in that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and between the Borrower and Lender, as amended from time to time (the “Agreement”).  Borrower, Lender and Walker & Dunlop, Inc., a Maryland corporation are contemporaneously herewith amending and restating the Original Credit Facility Agreement, pursuant to that certain Second Amended and Restated Warehousing Credit and Security Agreement, of even date herewith (the “Credit Facility Agreement”), and in connection therewith, Borrower and Lender desire to amend and restate the Original Note in its entirety as follows:

FOR VALUE RECEIVED, Borrower promises to pay to the order of PNC Bank, National Association, a national banking association (together with its successors and assigns, “Lender”) in accordance with the provisions of the Agreement (as hereafter defined), at the offices of Lender located at One PNC Plaza, Pennsylvania 15222, or at such other place as Lender may designate from time to time (i) the principal sum of Eight Hundred Million Dollars ($800,000,000.00) or so much thereof as may be outstanding under the Agreement, (ii) interest on that amount from the date of each Warehousing Advance from Lender until repaid in full, and (iii) all other fees, charges and other Obligations due to Lender under the Agreement, at the rates, at the times, and in the manner set forth in the Agreement.  All payments under this Note and the Agreement must be made in lawful money of the United States and in immediately available funds.

This Fifth Amended and Restated Warehousing Note (this “Note”) replaces the Original Note in its entirety, and evidences a line of credit and is the Warehousing Note referred to in the Agreement.  Reference is made to the Agreement (which is incorporated by reference as fully and with the same effect as if set forth at length in this Note) for a description of the Collateral and a statement of (a) the covenants and agreements made by Borrower, (b) the rights and remedies granted to Lender, and (c) the other matters governed by the Agreement.  Capitalized terms not otherwise defined in this Note have the meanings set forth in the Agreement.

In addition to principal, interest, fees and other charges payable by Borrower under this Note and the Agreement, Borrower must pay in accordance with the terms of Section 12.4(a) of the Agreement, all out-of-pocket costs and expenses of Lender, including reasonable fees, expenses and disbursements of counsel, in connection with the enforcement and collection of this Note.

Exhibit A-1

Borrower waives demand, notice, protest and presentment in connection with collection of amounts outstanding under this Note.

This Note is governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of laws, as an instrument under seal.

[Signature Page Follows]

Exhibit A-2

IN WITNESS WHEREOF, Borrower has caused this Fifth Amended and Restated Note to be duly executed as of the date set forth above as a sealed instrument.

WALKER & DUNLOP, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit A-3

Exhibit B-1 — FNMA/DUS

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING FANNIE MAE DUS AND OTHER FANNIE MAE MORTGAGE LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (“Lender”) in its sole discretion.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Second Amended and Restated Warehousing Credit and Security Agreement between Borrower and Lender (as amended, restated, renewed or replaced, the “Agreement”).  Fannie Mae form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Loan or a Pledged Security.

I.                                        At least Three (3) Business Days prior to the Warehousing Advance Date, Lender must receive a letter signed by Borrower, providing the following information on the Pledged Loan:

1.                                      Mortgagor’s name.

2.                                      Project Name.

3.                                      Borrower’s case/loan number.

4.                                      Location of project.

5.                                      Mortgage Note Amount.

6.                                      Expected Warehousing Advance date.

7.                                      Name, street address, e-mail address, telephone number and telecopier number of title company and settlement attorney and contact person.  Must identify who will be responsible for custody of closing documents and delivery of required items to Lender

8.                                      In the event Borrower self-funded the Mortgage Loan with unencumbered funds (herein a “Pre-funded Mortgage Loan”), then in alternative to clause I, 7 above, the original closing date of the Pre-funded Mortgage Loan.

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send via overnight carrier or electronically to Lender, for receipt before 11:00 a.m. (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original, facsimile or other electronic copy (with the original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to Lender before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

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2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      A sources and uses statement prepared by Borrower must be delivered on the date of the Warehousing Advance, prior to funding (but a copy of the closing settlement statement shall be delivered to Lender following the Warehousing Advance).

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      For Other Fannie Mae Mortgage Loans, a copy of the Fannie Mae Multifamily Commitment printed from the C&D System.

6.                                      For Fannie Mae DUS Mortgage Loans, a copy of the confirmed Fannie Mae Multifamily MBS/DUS Commitment printed from the C&D System.

7.                                      If a Mortgage-backed Security is to be issued, a copy of the Purchase Commitment or trade confirmations for the Pledged Security.

8.                                      Original, facsimile or other electronic copy of Lender’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Exhibit N-1 if the settlement attorney will also be acting as the bailee with respect to the Mortgage Note or (b) Exhibit N-2 if the settlement attorney will not be acting as the bailee with respect to the Mortgage Note (the “Escrow Letter”).  The foregoing conditions shall not be applicable in the event the Warehousing Advance is to be used to reimburse Borrower for any Pre-funded Mortgage Loan.

No Warehousing Advance will be made by Lender prior to Lender’s receipt of all the documents required under Section II above.  Lender has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Mortgage Loan that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Lender, of the signed Mortgage Note, endorsed by Borrower in blank and without recourse, and the title company is prepared to issue its title insurance policy.  Immediately after disbursement, the settlement attorney, the closing attorney or title company (herein, the “Closing Agent”) must send the original of the Mortgage Note to Lender for receipt by Lender on the following Business Day.  In the event the Pledged Loan is not closed and the related Mortgage submitted for recording by

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4:30 p.m. (Pittsburgh, Pennsylvania time) on the date of the Warehousing Advance, the Closing Agent must return the Warehousing Advance immediately to the account specified in Lender’s escrow instructions unless otherwise approved by Lender prior to such time; provided, however, that the Warehousing Advance may remain with the title company for up to two (2) Business Days with prior written notice to Lender and, if longer than two (2) Business Days, with prior written approval of Lender.

The foregoing arrangements, which permit Lender to fund the Warehousing Advance after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Lender, and before the Mortgage Note is received by Lender, are for the convenience of Borrower.  Borrower retains all risk of loss or nondelivery of the Mortgage Note, and Lender does not have any liability or responsibility for those risks.

For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the parties shall not engage a Closing Agent or utilize an Escrow Letter.

III.                              On The Warehousing Advance Date, Lender must receive the following:

1.                                      For any Warehousing Advance other than one relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 A copy of the Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor.

(c)                                  A copy of the unrecorded, undated and in blank, assignment of the Mortgage in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)                                     Names as insured Borrower and/or the Investor, and their successors and assigns, as their interests may appear;

(ii)                                  Shows effective date and time which is as of the date and time of disbursement of the Warehousing Advance from escrow; and

(iii)                               Sets forth an insured amount which is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  A bailee agreement executed by Borrower’s closing counsel, in the form of (a) Exhibit N-1 if the closing counsel is also acting as the settlement attorney with respect to the Warehousing Advance funds or (b) Exhibit N-3 if the closing counsel is not acting as the settlement attorney with respect to the Warehousing Advance funds, whereby in either case the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Lender and deliver it to

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Lender by recognized overnight delivery within One (1) Business Day after the Warehousing Advance Date.

(f)                                   Written notice by electronic mail or facsimile authorizing Lender to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Borrower’s authorization to release such funds.

(g)                                  Documents that are reasonably requested by Lender.

2.                                      For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower..

(b)                                 The original Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor.

(c)                                  The original unrecorded, undated and in blank, assignment of the Mortgage in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)                                     Names as insured Borrower and/or the Investor, and their successors and assigns, as their interests may appear;

(ii)                                  Shows the recording date of the Mortgage as being prior to the date of the Warehousing Advance; and

(iii)                               Sets forth an insured amount which is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  Documents that are reasonably requested by Lender

IV.                               As soon as possible following the Warehousing Advance Date, and no later than One (1) Business Day after the Warehousing Advance Date, Lender must receive the following:

1.                                      If not previously delivered, the original Mortgage Note, endorsed by Borrower in blank and without recourse, sent by overnight delivery.

2.                                      A copy of the closing statement.

V.                                    As soon as possible following the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Loan, Lender must receive the following:

1.                                      If not previously delivered, the original unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P, sent by overnight delivery.

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2.                                      The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

3.                                      Documents that are reasonably requested by Lender.

VI.                               As soon as possible following the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Loan, Lender must receive the following:

1.                                      Signed shipping instructions for the delivery of the Pledged Loan, including the following:

(a)                                 Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper ordinarily utilized by Lender) with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope);

(b)                                 Date by which the Investor or the Approved Custodian must receive the Pledged Loan; and

(c)                                  Instructions for endorsement of the Mortgage Note.

2.                                      For Other Fannie Mae Mortgage Loans and Fannie Mae DUS Mortgage Loans, the following additional documents must be received to the extent applicable:

(a)                                 Executed bailee letter with the appropriate applicable Schedule (in form approved by Fannie Mae and Lender).

3.                                      For cash payments, the signed original Wire Transfer Request (Fannie Mae Form 4639) or Fannie Mae Wiring Instructions printed from the C&D System, specifying the applicable Cash Collateral Account as the receiving account for loan purchase proceeds.  Wire instructions are as follows:

For Borrower:

PNC Bank, N.A.

ABA #: 043-000-096

ACCOUNT #:

REF:  Walker & Dunlop LLC

ATTN:  Jessica Drummond @ (412) 762-5622

4.                                      If a Mortgage-backed Security is to be issued by Fannie Mae, a copy of the Fannie Mae Wiring Instructions printed from the C&D System, instructing Fannie Mae to issue the Mortgage-backed Security in Borrower’s name and to deliver the Pledged Security to Lender’s custody account at Lender using the following instructions:

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For Borrower:

Federal Reserve Bank of Cleveland

ABA #:  043000096

For:  PNC BANKPITT/Trust/

REF:  Walker & Dunlop LLC

5.                                      If a Mortgage-backed Security is to be issued, completed and signed Security Delivery Instructions, in the form attached as Schedule I to this Exhibit.

Unless otherwise agreed in writing with Borrower, Lender exclusively will deliver the Mortgage Note and other original Collateral Documents required by this Exhibit evidencing the Pledged Loan, together with a bailee letter, to an Investor or an Approved Custodian.  Upon instruction by Borrower, Lender will complete the endorsement of the Mortgage Note.  If no Mortgage-backed Security is to be issued, Lender will deliver the Mortgage Note and the other documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide with a bailee letter to the Investor that issued the Purchase Commitment for the Pledged Loan or to an Approved Custodian for the Investor.  If a Mortgage-backed Security is to be issued, Lender will deliver the Mortgage Note and the other documents required for shipping.

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Schedule I To Exhibit B-1 — FNMA/DUS

PNC BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED TWO (2) BUSINESS DAYS IN ADVANCE OF PICK-UP/DELIVERY

BOOK-ENTRY DATE:	SETTLEMENT DATE:

ISSUER:	SECURITY: $

(For Borrower):[         ]

(For Borrower):[            ]

CUSIP NO.

Pool No.               MI No.

Coupon Rate:

Issue Date (M/D/Y):                   Maturity Date (M/D/Y):

POOL TYPE:

DELIVERY INSTRUCTIONS:                        DVP AMOUNT $

AUTHORIZED SIGNATURE:

TITLE:

Exhibit B-2-A — FHA/GNMA

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FHA PERMANENT MORTGAGE LOANS, FHA CONSTRUCTION MORTGAGE

LOANS, AND RELATED GINNIE MAE MORTGAGE-BACKED SECURITIES

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (“Lender”) in its sole discretion.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Second Amended and Restated Warehousing Credit and Security Agreement between Borrower and Lender (as amended, restated, renewed or replaced, the “Agreement”).  HUD form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Mortgage or a Pledged Security.

I.                                        At least Three (3) Business Days prior to the Warehousing Advance Date, Lender must receive a letter signed by Borrower providing the following information on the Pledged Mortgage or Security:

1.                                      Mortgagor’s name.

2.                                      Project Name.

3.                                      Borrower’s case/loan number.

4.                                      HUD’s case/loan number.

5.                                      Location of project.

6.                                      Mortgage Note Amount.

7.                                      Expected Warehousing Advance date.

8.                                      Name and address of Borrower’s counsel to be present at closing.

9.                                      Name, street address, e-mail address, telephone number and telecopier number of title company and settlement attorney and contact person.  Must identify who will be responsible for custody of closing documents and delivery of required items to Lender.

10.                               In the event Borrower self-funded the Mortgage Loan with unencumbered funds (herein a “Pre-funded Mortgage Loan”), then in the alternative to clause I, 9 above, the original closing date of the Pre-funded Mortgage Loan.

Upon receipt of Borrower’s letter required under this Section I, in form and substance satisfactory to Lender, Lender will issue its closing instructions letter to Borrower’s counsel and its escrow instructions letter to the settlement attorney involved with the transaction.

Exhibit B-2-A-1

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send to Lender, for receipt before 11:00 a.m. (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original or facsimile (with original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to Lender before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      A sources and uses statement prepared by Borrower must be delivered on the date of the Warehousing Advance, prior to funding (but a copy of the closing settlement statement shall be delivered to Lender following the Warehousing Advance).

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      Copy of current FHA Firm Commitment to insure.

6.                                      If no mortgage-backed Security is to be issued, a copy of the Purchase Commitment (which must conform to the requirements of the Agreement) for the Pledged Mortgage (or the original thereof if requested by Lender).

7.                                      If a mortgage-backed Security is to be issued, a copy of the Purchase Commitment or trade confirmation for the mortgage-backed Security (or the original thereof if requested by Lender).

8.                                      Original or facsimile of Lender’s closing instructions letter to Borrower’s attorney, countersigned by the attorney involved with transaction. The foregoing conditions shall not be applicable in the event the Warehousing Advance is to be used to reimburse Borrower for any Pre-funded Mortgage Loan.

9.                                      Original or facsimile of Lender’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Exhibit N-1 if the settlement attorney will also be acting as the bailee with respect to the Mortgage Note or (b) Exhibit N-2 if the settlement attorney will not be acting as the bailee with respect to the Mortgage Note (the “Escrow Letter”). The foregoing conditions shall not be applicable in the event the Warehousing Advance is to be used to reimburse Borrower for any Pre-funded Mortgage Loan.

Exhibit B-2-A-2

10.                               For FHA Construction Mortgage Loans, a copy of the Application for Insurance of Advance of Mortgage Proceeds (HUD Form 92403) to be submitted to HUD.

No Warehousing Advance will be made by Lender prior to Lender’s receipt of all documents required under Section II above.  Lender has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Eligible Mortgage that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, in the event the Pledged Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Pittsburgh, Pennsylvania time) on the date of the Warehousing Advance, the settlement attorney or closing counsel must return the Warehousing Advance immediately to the account specified in Lender’s escrow instructions, unless otherwise approved by Lender prior to such time; provided, however, that the Warehousing Advance may remain with the title company for up to two (2) Business Days with prior written notice to Lender, and if longer than two (2) Business Days, with prior written approval of Lender.

The foregoing arrangements, which permit Lender to fund the Warehousing Advance after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Lender, and before the Mortgage Note is received by Lender, are for the convenience of Borrower.  Borrower retains all risk of loss or non-delivery of the Mortgage Note, and Lender does not have any liability or responsibility for those risks.

For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the parties shall not engage a settlement attorney or closing counsel, or utilize an Escrow Letter.

III.                              On the Warehousing Advance Date, Lender must receive the following:

1.                                      For any Warehousing Advance other than one relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 A copy of the Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor and endorsed for insurance by HUD.

(c)                                  A copy of the unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)                                     Names as insured the “Mortgagee and/or the Secretary of the Department of Housing and Urban Development, and their successors and assigns, as their interests may appear.”

Exhibit B-2-A-3

(ii)                                  Shows an effective date and time that is (i) as of the date and time of disbursement of the Warehousing Advance from escrow, or (ii) in the event the Warehousing Advance relates to a Pre-funded Mortgage Loan, as of the date and time of the recording of the Mortgage.

(iii)                               Sets forth an insured amount that is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  To the extent applicable, a bailee agreement executed by Borrower’s closing counsel, in the form of (a) Exhibit N-1 if the closing counsel is also acting as the settlement attorney with respect to the Warehousing Advance funds or (b) Exhibit N-3 if the closing counsel is not acting as the settlement attorney with respect to the Warehousing Advance funds, whereby in either case the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Lender and deliver it to Lender by recognized overnight delivery within One (1) Business Day after the Warehousing Advance Date.

(f)                                   To the extent applicable, written notice by electronic mail or facsimile authorizing Lender to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Borrower’s authorization to release such funds.

(g)                                  Documents that are reasonably requested by Lender.

(h)                                 For FHA Construction Mortgage Loans, a copy of the Application for Insurance of Advance of Mortgage Proceeds (HUD Form 92403), signed by an authorized representative of HUD.

2.                                      For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 The original Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor and endorsed for insurance by HUD.

(c)                                  The original unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which

(i)                                     Names as insured Borrower and/or the Investor, and their successors and assigns, as their interest may appear;

(ii)                                  Shows the recording date of the Mortgage as being prior to the date of the Warehousing Advance; and

Exhibit B-2-A-4

(iii)                               Sets forth an insured amount which is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  Documents that are reasonably requested by Lender.

(f)                                   For FHA Construction Mortgage Loans, a copy of the Application for Insurance of Advance of Mortgage Proceeds (HUD Form 92403), signed by an authorized representative of HUD.

IV.                               FOR SUBSEQUENT WAREHOUSING ADVANCES FOR FHA CONSTRUCTION MORTGAGE LOAN:  AT LEAST ONE (1) BUSINESS DAY PRIOR TO THE DATE OF THE WAREHOUSING ADVANCE LENDER MUST RECEIVE THE FOLLOWING:

1.                                      Original or facsimile of the signed Warehousing Advance Request.

2.                                      An Application for Insurance of Advance of Mortgage Proceeds (HUD Form 92403), signed by an authorized representative of HUD.

V.                                    FOR SUBSEQUENT WAREHOUSING ADVANCES FOR FHA CONSTRUCTION MORTGAGE LOAN: ON THE DAY OF THE WAREHOUSING ADVANCE LENDER MUST RECEIVE THE FOLLOWING

1.                                      Lender must receive evidence of the insurance coverage in an amount equal to the amount of the Warehousing Advance with a copy of the title insurance policy endorsement immediately following closing.

VI.                               As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage, Lender must receive:

1.                                      The original unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P, sent by overnight delivery.

2.                                      The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

3.                                      Documents that are reasonably requested by Lender, including a copy of the closing settlement statement.

VII.                          As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage, Lender must receive signed shipping instructions for the delivery of the Pledged Loan, including the following:

1.                                      Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of

Exhibit B-2-A-5

delivery (which must be a shipper utilized by Lender), with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope).

2.                                      Name of the project securing the Pledged Loan.

3.                                      Date by which the Investor or the Approved Custodian must receive the Pledged Loan.

4.                                      Instructions for endorsement of the Mortgage Note.  For an FHA Construction Mortgage Loan, Lender will, if instructed, endorse and deliver the Mortgage Note following the initial Warehousing Advance for that Mortgage Loan.

5.                                      Completed but not signed Release of Security Interest (HUD Form 11711A), to be signed and delivered by Lender.  With respect to Warehousing Advances against FHA Construction Mortgage Loans, Lender will only sign and deliver a Release of Security Interest (HUD Form 11711A) for the initial and the last Warehousing Advances for that Mortgage Loan.

Unless otherwise agreed in writing with Borrower, Lender exclusively will deliver the Mortgage Note and other original Collateral Documents relating to the Collateral evidencing a Pledged Loan, together with a bailee letter, to an Investor or an Approved Custodian.  Upon instruction by Borrower, Lender will complete the endorsement of the Mortgage Note.  If no Mortgage-backed Security is to be issued, Lender will deliver the Mortgage Note with a bailee letter to the Investor that issued the Purchase Commitment for the Pledged Loan or an Approved Custodian for the Investor.  If a Mortgage-backed Security is to be issued, Lender will deliver the Mortgage Note and the Release of Security Interest with a Bailee Letter to an Approved Custodian for Ginnie Mae.

VIII.                     If A Ginnie Mae Security is to be issued, as soon as possible following Closing, but no later than Three (3) Business Days prior to Settlement Date for a Security, Lender must receive:

1.                                      A signed copy of the Schedule of Subscribers (HUD Form HUD-11705), instructing Ginnie Mae to issue the mortgage-backed Security in Borrower’s name, and to deliver the Security to Lender’s custody account at the Federal Reserve Bank of Cleveland (ABA 043000096, For: PNC Pitt/Trust/, Reference:  Walker & Dunlop, LLC).

2.                                      Completed and signed Securities Delivery Instructions, in the form set forth below in this Exhibit.

Upon receipt of a Security, Lender will deliver the Security to the Investor that issued the Purchase Commitment for the Security.  The Security will be released to the Investor only upon payment of the purchase proceeds to Lender.  Cash proceeds of the sale of a Pledged Loan or a Security will be applied to the related Warehousing Advance.  As long as no Default or Event of Default exists, Lender will return any excess proceeds from the sale of a Pledged Loan or a Security to Borrower (by transfer to Borrower’s Operating Account), unless otherwise instructed in writing.

Exhibit B-2-A-6

OPERATING ACCOUNT#:

SCHEDULE I TO EXHIBIT B-2-A— FHA/GNMA

PNC BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED TWO (2) BUSINESS DAYS IN ADVANCE OF PICK-UP/ DELIVERY

BOOK-ENTRY DATE:	SETTLEMENT DATE:
ISSUER:
$	SECURITY:
NO. OF CERTIFICATES:	1)
2)
3)
CUSIP NO.:
Pool No. MI No.	Coupon Rate:
Issue Date (MM/DD/YYYY):	Maturity Dated (MM/DD/YYYY):

POOL TYPE (circle one):
Ginnie Mae: GINNIE MAE I	GINNIE MAE II

Fannie Mae: FIXED ARM	DISCOUNT NOTE DEBENTURES REMIC

DELIVER TO:	( ) Versus Payment
DVP AMOUNT $
DELIVER TO:	( ) Versus Payment
DVP AMOUNT $
DELIVER TO:	( ) Versus Payment
DVP AMOUNT $

CLIENT:

PROJECT:

AUTHORIZED SIGNATURE:

TITLE:

Exhibit B-2-B — FHA Modified Mortgage Loan

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FHA MODIFIED MORTGAGE LOANS

AND RELATED GINNIE MAE MORTGAGE-BACKED SECURITIES

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (“Lender”) in its sole discretion.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Second Amended and Restated Warehousing Credit and Security Agreement among Borrower, Lender party thereto and Lender (as amended, restated, renewed or replaced, the “Agreement”).  HUD form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Mortgage or a Pledged Security.

I.                                        At least Three (3) Business Days prior to the Warehousing Advance Date, Lender must receive a letter signed by Borrower providing the following information on the Pledged Mortgage or Security, together with the noted Mortgage Loan Documents:

1.                                      Mortgagor’s name.

2.                                      Project Name.

3.                                      Borrower’s case/loan number.

4.                                      HUD’s case/loan number.

5.                                      Location of project.

6.                                      Mortgage Note Amount.

7.                                      Existing Security Balance/Expected Advance Amount.

8.                                      Expected Warehousing Advance date.

9.                                      Evidence that the prepayment premium associated with the existing Ginnie Mae security has been deposited by Borrower into the Borrower’s Ginnie Mae P&I Account.

10.                               Name and address of Borrower’s counsel for the Mortgage Loan modification.

11.                               Copies of the following Loan Documents:

(a)                                 Existing Note,

(b)                                 Existing Mortgage,

(c)                                  Existing Regulatory Agreement, if requested by Lender,

Exhibit B-2-B-1

(d)                                 Existing Security Agreement if requested by Lender, and

(e)                                  Ginnie Mae Approval Letter.

12.                               Copies of the proposed Loan modification documents (the “Mortgage Loan Modification Documents”):

(a)                                 Proposed Allonge to Mortgage Note, as consented to by HUD, and

(b)                                 Proposed Modification of Mortgage Note, Mortgage, Regulatory Agreement and Security Agreement, each to the extent applicable, and as approved by HUD.

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send to Lender, for receipt before 11:00 a.m. (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original or facsimile (with original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to Lender before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      A sources and uses statement prepared by Borrower must be delivered on the date of the Warehousing Advance, prior to funding (but a copy of the closing settlement statement shall be delivered to Lender following the Warehousing Advance).

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      Copy of the HUD Approval Letter.

6.                                      A copy of the Purchase Commitment or trade confirmation for the new mortgage-backed Security (or the original thereof if requested by Lender).

No Warehousing Advance will be made by Lender prior to Lender’s receipt of all documents required under Section II above.  Lender has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Eligible Mortgage that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

Exhibit B-2-B-2

III.                              On the Warehousing Advance Date, Lender must receive the following:

1.                                      For any Warehousing Advance other than one relating to a Mortgage that Borrower, self-funded with unencumbered funds (herein a “Pre-funded Mortgage Loan”), the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 A copy of the fully executed Mortgage Loan Modification Documents, as endorsed for insurance by HUD.

(c)                                  A copy of the unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the existing title insurance policy obtained in connection with the closing of the existing Mortgage Loan (or a copy of any title update made in connection with a Mortgage Loan Modification), which:

(i)                                     Names as insured the “Mortgagee and/or the Secretary of the Department of Housing and Urban Development, and their successors and assigns, as their interests may appear.”

(ii)                                  Sets forth an insured amount that is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  Documents that are reasonably requested by Lender.

2.                                      For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 An original of the fully executed Mortgage Loan Modification Documents, as endorsed for insurance by HUD.

(c)                                  An original of the unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the existing title insurance policy obtained in connection with the closing of the existing Mortgage Loan (or a copy of any title update made in connection with a Mortgage Loan Modification), which:

(i)                                     Names as insured the “Mortgagee and/or the Secretary of the Department of Housing and Urban Development, and their successors and assigns, as their interests may appear.”

(ii)                                  Sets forth an insured amount that is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  Documents that are reasonably requested by Lender.

Exhibit B-2-B-3

IV.                               As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage Loan Modification Documents, Lender must receive:

1.                                      The original unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P, sent by overnight delivery.

2.                                      The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

3.                                      Documents that are reasonably requested by Lender, including a copy of the closing settlement statement.

V.                                    As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage Loan Modification Documents, Lender must receive signed shipping instructions for the delivery of the Pledged Mortgage Loan Modification Documents, including the following:

1.                                      Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Lender), with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope).

2.                                      Name of the project securing the Pledged Loan.

3.                                      Date by which the Investor or the Approved Custodian must receive the Pledged Loan.

4.                                      Instructions for endorsement of the Mortgage Loan Modification Documents.

5.                                      Completed but not signed Release of Security Interest (HUD Form 11711A), to be signed and delivered by Lender.

Unless otherwise agreed in writing with Borrower, Lender exclusively will deliver the Mortgage Loan Modification Documents and other original Collateral Documents relating to the Collateral evidencing a Pledged Loan, together with a bailee letter, to an Investor or an Approved Custodian.  Upon instruction by Borrower, Lender will complete the endorsement of the Mortgage Loan Modification Documents.  Lender will deliver the Mortgage Loan Modification Documents and the Release of Security Interest with a Bailee Letter to an Approved Custodian for Ginnie Mae.

VI.                               As soon as possible following Closing, but no later than Three (3) Business Days prior to Settlement Date for a Security, Lender must receive:

1.                                      A signed copy of the Schedule of Subscribers (HUD Form HUD-11705), instructing Ginnie Mae to issue the mortgage-backed Security in Borrower’s name, and to deliver the

Exhibit B-2-B-4

Security to Lender’s custody account at the Federal Reserve Bank of Cleveland (ABA 043000096, For: PNC Pitt/Trust/, Reference:  Walker & Dunlop, LLC).

2.                                      Completed and signed Securities Delivery Instructions, in the form set forth below in this Exhibit.

Upon receipt of a Security, Lender will deliver the Security to the Investor that issued the Purchase Commitment for the Security.  The Security will be released to the Investor only upon payment of the purchase proceeds to Lender.  Cash proceeds of the sale of a Security will be applied to the related Warehousing Advance.  As long as no Default or Event of Default exists, Lender will return any excess proceeds from the sale of a Pledged Loan or a Security to Borrower (by transfer to Borrower’s Operating Account), unless otherwise instructed in writing.

Exhibit B-2-B-5

OPERATING ACCOUNT#:

SCHEDULE I TO EXHIBIT B-2-B— FHA MODIFIED MORTGAGE LOAN

PNC BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED TWO (2) BUSINESS DAYS IN ADVANCE OF PICK-UP/ DELIVERY

BOOK-ENTRY DATE:	SETTLEMENT DATE:
ISSUER:
$	SECURITY:
NO. OF CERTIFICATES:	1)
2)
3)
CUSIP NO.:
Pool No. MI No.	Coupon Rate:
Issue Date (MM/DD/YYYY):	Maturity Dated (MM/DD/YYYY):

POOL TYPE (circle one):
Ginnie Mae: GINNIE MAE I	GINNIE MAE II

Fannie Mae: FIXED ARM	DISCOUNT NOTE DEBENTURES REMIC

DELIVER TO:	( ) Versus Payment
DVP AMOUNT $
DELIVER TO:	( ) Versus Payment
DVP AMOUNT $
DELIVER TO:	( ) Versus Payment
DVP AMOUNT $

CLIENT:

PROJECT:

AUTHORIZED SIGNATURE:

TITLE:

EXHIBIT B-3-A — FREDDIE MAC PROGRAM PLUS LOANS

PROCEDURES FOR DOCUMENTING WAREHOUSING ADVANCES

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FREDDIE MAC PROGRAM PLUS LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (the “Lender”) in its sole discretion.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Second Amended and Restated Warehousing Credit and Security Agreement among Borrower, Lender, and Lender party thereto (as amended, restated, renewed or replaced, the “Agreement”).  Freddie Mac form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Loan or a Pledged Security.

I.                                        At least Three (3) Business Days prior to the Warehousing Advance Date, Lender must receive a letter signed by Borrower, providing the following information on the Pledged Loan:

1.                                      Mortgagor’s name.

2.                                      Project name.

3.                                      Borrower’s case/loan number.

4.                                      Location of project.

5.                                      Mortgage Note Amount.

6.                                      Expected Warehousing Advance Date.

7.                                      Name and address of Borrower’s counsel to be present at closing.

8.                                      Name, street address, e-mail address, telephone number and telecopier number of title company and settlement attorney and contact person.  Must identify who will be responsible for custody of closing documents and delivery of required items to Lender.

9.                                      In the event Borrower self-funded the Mortgage Loan with unencumbered funds (herein a “Pre-funded Mortgage Loan”), then in the alternative to clause I, 7 above, the original closing date of the Pre-funded Mortgage Loan.

Upon receipt of Borrower’s letter required under this Section I, in form and substance satisfactory to Lender, Lender will issue its escrow instructions letter to the title company or the settlement attorney, to the extent applicable.

EXHIBIT B-3-A-1

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send to Lender, for receipt before 11:00 a.m. (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original or facsimile (with original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to Lender before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      A sources and uses statement prepared by Borrower must be delivered on the date of the Warehousing Advance, prior to funding (but a copy of the closing settlement statement shall be delivered to Lender following the Warehousing Advance).

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      A copy of the executed Purchase Commitment (which must conform to requirements of the Agreement).

6.                                      Original or facsimile of Lender’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Exhibit N-1 if the settlement attorney will also be acting as the bailee with respect to the Mortgage Note or (b) Exhibit N-2 if the settlement attorney will not be acting as the bailee with respect to the Mortgage Note. (the “Escrow Letter”).  The foregoing conditions shall not be applicable in the event the Warehousing Advance is to be used to reimburse Borrower for a Pre-funded Mortgage Loan.

No Warehousing Advance will be made by Lender prior to Lender’s receipt of all the documents required under Section II above.  Lender has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Mortgage Loan that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Lender, of the signed Mortgage Note, endorsed by Borrower in blank and without recourse, and the title company is prepared to issue its title insurance policy.  Immediately after disbursement, the settlement

EXHIBIT B-3-A-2

attorney, the closing attorney or title company (herein, the “Closing Agent”) must send the original of the Mortgage Note to Lender for receipt by Lender on the following Business Day.  In the event the Pledged Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Pittsburgh, Pennsylvania time) on the date of the Warehousing Advance, the Closing Agent must return the Warehousing Advance immediately to the account specified in Lender’s escrow instructions unless otherwise approved by Lender prior to such time; provided, however, that the Warehousing Advance may remain with the title company for up to two (2) Business Days with prior written notice to Lender and, if longer than two (2) Business Days, with prior written approval of Lender.

The foregoing arrangements, which permit Lender to fund the Warehousing Advance after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Lender, and before the Mortgage Note is received by Lender, are for the convenience of Borrower.  Borrower retains all risk of loss or nondelivery of the Mortgage Note, and Lender has no liability or responsibility for those risks.

For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the parties shall not engage a Closing Agent or utilize an Escrow Letter.

III.                              On the Warehousing Advance Date, Lender must receive the following:

1.                                      For any Warehousing Advance other than one relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 A copy of the Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor.

(c)                                  A copy of the unrecorded, undated and in blank, assignment of the Mortgage in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)                                     Names as insured Borrower and/or the Investor, and their successors and assigns, as their interests may appear;

(ii)                                  Shows effective date and time which is as of the date and time of disbursement of the Warehousing Advance from escrow; and

(iii)                               Sets forth an insured amount which is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  A bailee agreement executed by Borrower’s closing counsel, in the form of (a) Exhibit N-1 if the closing counsel is also acting as the settlement attorney with respect to the Warehousing Advance funds or (b) Exhibit N-3 if the closing counsel is not acting as the settlement attorney with respect to the Warehousing

EXHIBIT B-3-A-3

Advance funds, whereby in either case the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Lender and deliver it to Lender by recognized overnight delivery within One (1) Business Day after the Warehousing Advance Date.

(f)                                   Written notice by electronic mail or facsimile authorizing Lender to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Borrower’s authorization to release such funds.

(g)                                  Documents that are reasonably requested by Lender.

2.                                      For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 The original Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor.

(c)                                  The original unrecorded, undated and in blank, assignment of the Mortgage in the form attached hereto as Exhibit P.

(d)                                 A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)                                     Names as insured Borrower and/or the Investor, and their successors and assigns, as their interests may appear;

(ii)                                  Shows the recording date of the Mortgage as being prior to the date of the Warehousing Advance; and

(iii)                               Sets forth an insured amount which is equal to or greater than the aggregate Warehousing Advance amount.

(e)                                  Documents that are reasonably requested by Lender.

(f)                                   A sources and uses statement prepared by Borrower.

IV.                               As soon as possible following the Warehousing Advance Date, and no later than One (1) Business Day after the Warehousing Advance Date, Lender much receive the following:

1.                                      If not previously delivered, the original signed Mortgage Note, endorsed by Borrower in blank and without recourse.

2.                                      A copy of the closing settlement statement.

EXHIBIT B-3-A-4

V.                                    As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage, Lender must receive:

1.                                      If not previously delivered, the original unrecorded, undated and in blank assignment of the Mortgage, in the form attached hereto as Exhibit P, sent by overnight delivery.

2.                                      The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

3.                                      Documents that are reasonably requested by Lender.

VI.                               As soon as possible following the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Loan, Lender must receive the following:

1.                                      Signed shipping instructions for the delivery of the Pledged Loan, including the following:

(a)                                 Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Lender), with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope);

(b)                                 Name of project securing the Pledged Loan;

(c)                                  Date by which the Investor or the Approved Custodian must receive the Pledged Loan; and

(d)                                 Instructions for endorsement of the Mortgage Note.

2.                                      For Freddie Mac Program Plus Loans, the following additional documents must be received:

(a)                                 For cash payments, the signed original Wire Transfer Authorization for a Cash Warehouse Delivery (Multifamily) (Freddie Mac Form 987M), specifying the Cash Collateral Account as the receiving account for loan purchase proceeds.

(b)                                 Warehouse Lender Release of Security Interest (Multifamily) (Freddie Mac Form 996M).

3.                                      The remainder of the documents required for shipping to the Investor, as specified by the Investor or in the applicable seller/servicer guide.

EXHIBIT B-3-A-5

EXHIBIT B-3-B — FREDDIE MAC DIRECT PURCHASE MORTGAGE LOANS

PROCEDURES FOR DOCUMENTING WAREHOUSING ADVANCES

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FREDDIE MAC DIRECT PURCHASE MORTGAGE LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (the “Lender”) in its sole discretion.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Second Amended and Restated Warehousing Credit and Security Agreement among Borrower, Lender, and Lender party thereto (as amended, restated, renewed or replaced, the “Agreement”).  For purposes of these procedures applicable to Freddie Mac Direct Purchase Mortgage Loans, the term “Mortgage Loan” as used herein shall mean collectively, the Funding Loan to be made by Borrower to the Governmental Lender, and the Project Loan to be made by the Governmental Lender to the Mortgagor, and collaterally assigned by the Governmental Lender to Borrower as security for the Funding Loan.  Freddie Mac form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Loan or a Pledged Security.

I.                                        At least Three (3) Business Days prior to the Warehousing Advance Date, Lender must receive a letter signed by Borrower, providing the following information on the Pledged Loan:

1.                                      Governmental Lender.

2.                                      Mortgagor’s name.

3.                                      Project name.

4.                                      Borrower’s case/loan number.

5.                                      Location of project.

6.                                      Governmental Note Amount.

7.                                      Mortgage Note Amount.

8.                                      Expected Warehousing Advance Date.

9.                                      Name and address of Governmental Lender’s counsel.

10.                               Name and address of Borrower’s counsel.

11.                               Name, street address, e-mail address, telephone number and telecopier number of title company and settlement attorney and contact person.  Must identify who will be responsible for custody of closing documents and delivery of required items to Lender.

EXHIBIT B-3-B-1

12.                               In the event Borrower self-funded the Mortgage Loan with unencumbered funds (herein a “Pre-funded Mortgage Loan”), then in alternative to clause I, 11 above, the original closing date of the Pre-funded Mortgage Loan.

Upon receipt of Borrower’s letter required under this Section I, in form and substance satisfactory to Lender, Lender will issue its escrow instructions letter to the title company or the settlement attorney.

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send to Lender, for receipt before 11:00 a.m. (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original or facsimile (with original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to Lender before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      A sources and uses statement prepared by Borrower must be delivered on the date of the Warehousing Advance, prior to funding (but a copy of the closing settlement statement shall be delivered to Lender following the Warehousing Advance).

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      A copy of the executed Purchase Commitment (which must conform to requirements of the Agreement).

6.                                      Original or facsimile of Lender’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Exhibit N-1 if the settlement attorney will also be acting as the bailee with respect to the Governmental Note or (b) Exhibit N-2 if the settlement attorney will not be acting as the bailee with respect to the Governmental Note.  The foregoing conditions shall not be applicable in the event the Warehousing Advance is to be used to reimburse Borrower for any Pre-funded Mortgage Loan.

No Warehousing Advance will be made by Lender prior to Lender’s receipt of all the documents required under Section II above.  Lender has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related

EXHIBIT B-3-B-2

documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Mortgage Loan that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, if applicable, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Lender, of the signed Governmental Note, endorsed by Borrower in blank and without recourse, and the title company is prepared to issue its title insurance policy.  Immediately after disbursement, the settlement attorney, the closing attorney or title company (herein, the “Closing Agent”) must send the original of the Governmental Note to Lender for receipt by Lender on the following Business Day.  In the event the Pledged Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Pittsburgh, Pennsylvania time) on the date of the Warehousing Advance, the Closing Agent must return the Warehousing Advance immediately to the account specified in the for receipt by Lender’s escrow instructions unless otherwise approved by Lender prior to such time; provided, however, that the Warehousing Advance may remain with the title company for up to two (2) Business Days with prior written notice to Lender and, if longer than two (2) Business Days, with prior written approval of Lender.

The foregoing arrangements, which permit Lender to fund the Warehousing Advance after the Governmental Note has been delivered to a third person on behalf of, and as agent and bailee for, Lender, and before the Governmental Note is received by Lender, are for the convenience of Borrower.  Borrower retains all risk of loss or nondelivery of the Governmental Note, and neither Lender nor any Lender has any liability or responsibility for those risks.

III.                              On the Warehousing Advance Date, Lender must receive the following:

1.                                      For any Warehousing Advance other than one relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 A copy of the Governmental Note made by the Governmental Lender in favor of Borrower, executed by Governmental Lender.

(c)                                  A fully executed copy of the Funding Loan Agreement between Borrower and Governmental Lender.

(d)                                 A copy of the Mortgage Note made by the Mortgagor in favor of Governmental Lender, executed by the Mortgagor.

(e)                                  A copy of the blank and undated collateral assignment of Funding Loan, in form and content reasonably acceptable to Lender.

(f)                                   A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(i)                                     Names as insured Governmental Lender and/or Fiscal Agent, and their successors and assigns, as their interests may appear;

EXHIBIT B-3-B-3

(ii)                                  Shows an effective date and time that is as of the date and time of disbursement of the Warehousing Advance from escrow; and

(iii)                               Sets forth an insured amount that is equal to or greater than the Warehousing Advance amount.

(g)                                  A bailee agreement executed by Governmental Lender’s or Borrower’s closing counsel, in the form of (a) Exhibit N-1 if the closing counsel is also acting as the settlement attorney with respect to the Warehousing Advance funds or (b) Exhibit N-3 if the closing counsel is not acting as the settlement attorney with respect to the Warehousing Advance funds, whereby in either case the closing counsel agrees that it will hold the original Governmental Note as bailee for and on behalf of Lender and deliver it to Lender by recognized overnight delivery within One (1) Business Day after the Warehousing Advance Date.

(h)                                 Written notice by electronic mail or facsimile authorizing Lender to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Borrower’s authorization to release such funds.

(i)                                     Documents that are reasonably requested by Lender.

2.                                      For any Warehousing Advance relating to a Pre-funded Mortgage Loan, the following:

(a)                                 A sources and uses statement prepared by Borrower.

(b)                                 An original of the Governmental Note made by the Governmental Lender in favor of Borrower, executed by Governmental Lender.

(c)                                  An original of the Funding Loan Agreement between Borrower and Governmental Lender.

(d)                                 A copy of the Mortgage Note made by the Mortgagor in favor of Governmental Lender, executed by the Mortgagor.

(e)                                  An original of the blank and undated collateral assignment of Funding Loan, in form and content reasonably acceptable to Lender.

(f)                                   A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which

(i)                                     Names as insured Governmental Lender and/or Fiscal Agent, and their successors and assigns, as their interests may appear;

(ii)                                  Shows the recording date of the Mortgage as being prior to the date of the Warehousing Advance; and

(iii)                               Sets forth an insured amount that is equal to or greater than the Warehousing Advance amount.

EXHIBIT B-3-B-4

IV.                               As soon as possible following the Warehousing Advance Date, and no later than One (1) Business Day after the Warehousing Advance Date, Lender much receive the following:

1.                                      If not previously delivered, the original signed Governmental Note, endorsed by Borrower in blank and without recourse.

2.                                      If  not previously delivered, the original fully executed collateral assignment of Funding Loan, in form and content reasonably acceptable to Lender.

V.                                    As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage, Lender must receive:

1.                                      The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

2.                                      Documents that are reasonably requested by Lender, including the closing settlement statement.

VI.                               As soon as possible following the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Loan, Lender must receive the following:

1.                                      Signed shipping instructions for the delivery of the Pledged Loan, including the following:

(a)                                 Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Lender), with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope);

(b)                                 Name of project securing the Pledged Loan;

(c)                                  Date by which the Investor or the Approved Custodian must receive the Pledged Loan; and

(d)                                 Instructions for endorsement of the Governmental Note.

2.                                      The following additional documents must be received:

(a)                                 For cash payments, the signed original Wire Transfer Authorization for a Cash Warehouse Delivery (Multifamily) (Freddie Mac Form 987M), specifying the Cash Collateral Account as the receiving account for loan purchase proceeds.

EXHIBIT B-3-B-5

(b)                                 Warehouse Lender Release of Security Interest (Multifamily) (Freddie Mac Form 996M).

3.                                      The remainder of the documents required for shipping to the Investor, as specified by the Investor or in the applicable seller/servicer guide.

EXHIBIT B-3-B-6

Exhibit C

Warehousing Advance Request Against Eligible Loans

WALKER & DUNLOP, LLC

ELIGIBLE LOAN TYPE:	☐FANNIE MAE DUS MORTGAGE LOAN
☐Check if ASAPP funding
☐OTHER FANNIE MAE MORTGAGE LOAN
☐FHA PERMANENT MORTGAGE LOAN
☐FHA CONSTRUCTION MORTGAGE LOAN ☐ FHA MODIFIED MORTGAGE LOAN ☐ FREDDIE MAC PROGRAM PLUS MORTGAGE LOAN
☐FREDDIE MAC DIRECT PURCHASE MORTGAGE LOAN
STATUS OF ELIGIBLE LOAN:	☐FIRST MORTGAGE LOAN
☐SECOND MORTGAGE LOAN [If permitted]
☐THIRD MORTGAGE LOAN [If permitted]

[PLEASE UPDATE STATUS]

NOTE: FHA MORTGAGE LOANS MAY ONLY BE REQUESTED BY WALKER & DUNLOP, LLC (“BORROWER”), AND ARE NOT ELIGIBLE UNTIL LENDER HAS CONFIRMED BORROWER’S STATUS AS APPROVED HUD/FHA MORTGAGEE AND GINNIE MAE SERVICER, AS APPLICABLE

Loan No.:	Warehouse Date:

Project Name:	Contract/Pool No.:

Project State and Zip Code:

Mortgage Note Amount:	Interest Rate:

Mortgage Note Date:

Warehousing Advance Amount:

Approved Warehouse Amount:	Endorsement Amount:

Cumulative Endorsement Amount:

Investor:	Expiration Date:

Exhibit C-1

Committed Purchase Price:

Title Company/Closing Agent:

Title Contact Person:	Phone No.:

Title Contact Person E-Mail Address:

Title Company Address:

Exhibit C-2

Wire Transfer Information

Wire Amount:	Date of Wire:
Receiving Bank: PNC BANK, N.A	ABA No.: #043-000-096
City & State: Pittsburgh, PA
Credit Account Name: Walker & Dunlop LLC	Number:
Advise: Jessica Drummond	Phone: (412) 762-5622

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) has granted, and hereby reaffirms the grant of, a security interest to PNC Bank, N.A., a national banking association (“Lender”) in all of Borrower’s right, title and interest in and to the Mortgage Loan described above and all related Collateral pursuant to Section 4.1 of the Second Amended and Restated Warehousing Credit and Security Agreement between Borrower and Lender (as amended, restated, renewed or replaced, the “Agreement”).  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Agreement.

The undersigned represent and warrant as follows:

(a)                                 The borrowing requested hereby complies with all applicable requirements of the Agreement.

(b)                                 Each representation and warranty made in the Agreement is true and correct at and as of the date hereof (except to the extent relating to a specific date) and will be true and correct at and as of the time the Warehousing Advance is made, in each case both with and without giving effect to the Warehousing Advance and the application of the proceeds thereof.

(c)                                  No Default or Event of Default has occurred and is continuing as of the date hereof or would result from the making of the Warehousing Advance or the application of the proceeds thereof if the Warehousing Advance were made on the date hereof, and no Default or Event of Default will have occurred and be continuing at the time the Warehousing Advance is to be made or would result from the making of the Warehousing Advance or the application of the proceeds thereof .

(d)                                 Borrower agrees to cause the Mortgage Notes(s) and the other Collateral Documents to be delivered to Lender on the first Business Day after the date of the Warehousing Advance made to fund the Mortgage Loan.

(e)                                  If the proceeds of the Warehousing Advance requested hereby are intended to be used for a FHA Mortgage Loan for which a Ginnie Mae Security will be issued, Ginnie Mae has confirmed sufficient additional commitment authority and pool numbers have been identified to permit the consummation of such transactions.

AUTHORIZED SIGNATURE:

1

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:

Name

Title:

2

Exhibit D

Eligible Loans and Terms of Warehousing Advances

Subject to compliance with the terms and limitations set forth below, and the terms, representations and warranties and the covenants in the Agreement (including applicable Exhibits), each of the following Mortgage Loans is an Eligible Loan for purposes of the Agreement:

Fannie Mae DUS Mortgage Loan

Definition:  A permanent Mortgage Loan on a Multifamily Property originated by Borrower under Fannie Mae’s Delegated Underwriting and Servicing Guide. This definition shall include any permanent Mortgage Loan on a Multifamily Property originated by the Borrower pursuant to a Fannie Mae credit facility provided by Fannie Mae, and in accordance with Fannie Mae’s Delegated Underwriting and Servicing Guide.

Provided however, that in connection with any aforementioned permanent Mortgage Loan on a Multifamily Property originated by the Borrower pursuant to a Fannie Mae credit facility, in lieu of delivering a bailee letter in the form attached to the Credit Facility Agreement as Exhibit N-3, Borrower shall cause Fannie Mae’s counsel to deliver to Lender a bailee letter based on Fannie Mae’s then current form bailee letter, as revised to include the following provision:

“Fannie Mae shall hold the Note and Additional Documents as bailee for the benefit of Lender until (i) Fannie Mae delivers the Mortgage Backed Security (as defined below) by wire transfer in accordance with the delivery instructions specified on Form 2014, a copy of which is attached as Exhibit A hereto, or (ii) Fannie Mae returns to Lender, as set forth below, the Note and any Additional Documents delivered by Lender.  Lender agrees that Lender’s security interest in the Note and Additional Documents shall terminate and be cancelled without further action upon delivery by Fannie Mae of the Purchase Price.  In the event that Fannie Mae does not issue the Mortgage Backed Security in exchange for the Note, Fannie Mae will execute and deliver to Lender one or more assignments, in recordable form, of the Security Instruments (as defined in the Master Agreement) securing the Note and will endorse the Note in blank but without recourse (assuming the Note has been endorsed to Fannie Mae), and sever any applicable loan documents in connection with the Master Agreement as necessary; and Lender agrees that Fannie Mae’s status as bailee for Lender shall terminate and be cancelled without further action upon delivery to Lender of the Note (endorsed as aforesaid) and Additional Documents, as described in (ii) above, together with such executed assignment of the Security Instruments.

Subordinate Mortgage Loan:  Only Second Mortgage Loans and Third Mortgage Loans permitted.

Committed/Uncommitted:  Purchase Commitment required.

Advance Rate: 100% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

FHA Permanent Mortgage Loan

Definition:  A permanent FHA fully-insured Mortgage Loan secured by a mortgage on a Multi-Family Property.

Subordinate Mortgage Loans:  Only second mortgage loans permitted.

Committed/Uncommitted:  Purchase Commitment required.

Advance Rate:  100% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

FHA Construction Mortgage Loan

Definition.  An FHA fully-insured Mortgage Loan for the construction or substantial rehabilitation of a Multi-Family Property.  No Warehousing Advance will be made against an FHA Construction Mortgage Loan unless (i) Lender has or at one time had or will obtain (as provided in Exhibit B-2 — FHA/GNMA) possession of the related Mortgage Note, or (ii) the related Mortgage Note is in the possession of a Person other than Borrower or an Affiliate of Borrower.

Subordinate Mortgage Loans:  Not permitted.

Committed/Uncommitted:  Purchase Commitment required.

Advance Rate:  100% of the lesser of (i) Mortgage Note Amount or (ii) the Committed Purchase Price.

FHA Modified Mortgage Loan

Definition:  A modified FHA fully-insured Mortgage Loan secured by a mortgage on a Multi-Family Property.

Subordinate Mortgage Loans:  Only second mortgage loans permitted.

Committed/Uncommitted:  Purchase Commitment required.

Advance Rate:  100% of the lesser of (i) the n outstanding Mortgage Note Amount or (ii) the Committed Purchase Price.

Freddie Mac Program Plus Loan

Definition:  Multi-Family Loans sold to Freddie Mac pursuant to the Freddie Mac Program Plus Seller/Servicer program. This definition shall include any permanent Multi-Family Loan on a Multifamily Property originated by the Borrower pursuant to a Freddie Mac credit facility provided by Freddie Mac, and in accordance with the Freddie Mac Program Plus Seller/Servicer program.

Subordinate Mortgage Loans:  Only Second Mortgage Loans or Third Mortgage Loans permitted.

Committed/Uncommitted:  Purchase Commitment required.

Advance Rate:  100% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

Freddie Mac Direct Purchase Mortgage Loan

Definition:  Multi-Family Loans sold to Freddie Mac pursuant to the Freddie Mac TELP.

Subordinate Mortgage Loans:  Only Second Mortgage Loans or Third Mortgage Loans permitted if permitted under the Freddie Mac TELP.

Committed/Uncommitted:  Purchase Commitment required.

Advance Rate:  100% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

Exhibit E

Authorized Representatives

Stephen P. Theobald

Donna Mighty

Howard W. Smith III

William M. Walker

Debra A. Casale

Veronica Veraldi (Langhoffer)

Richard Warner

Gregory Florkowski

Jim Schroeder

Shannon Chase

Nancy Sexton

Loretta Webb

Michelle Warner

Dale Brem

Kenneth Buchanan

Ernest Benjamin

Holley Almeida

Paula Battista

Donna Potember

Mary Hui

Sue Nelson

Elizabeth Kieffer

Natalie Hamilton Miller

Holly Shonosky

Sheila Pasha

Kristin Layden

Sandra Barlow

Melissa Frado

Nancy McGrade

E-1

Exhibit F

Subsidiaries of Borrower

[Intentionally omitted[

F-1

Exhibit G

Assumed Names

None

G-1

Exhibit H

Servicing Portfolio

Walker & Dunlop, Inc.
Loan Servicing Portfolio
Portfolio Size, Number of Loans
As of June 30, 2017

H-1

Product / Investor	Loan Count
Fannie	2,118
Fannie-Small Loan	312
Freddie	1,332
Ginnie Mae HUD	1,152
A10 Capital	1
Aegon	36
AIG	25
Allstate	7
American Equity	28
American National Insurance	9
American United Life	56
Americo	3
Ameritas	58
Assurant Asset Management	6
Athene	61
Berkadia	1
Blue Vista	1
CDT	9
Colfin	1
Continental Casualty Company	1
CorAmerica	7
CUNA/MEMBERS Capital Advisors	53
Everbank	17
Farm Bureau Insurance of Michigan	6
Genworth	35
Great West	3
Guardian Life	1
Guggenheim	4
JP Morgan Chase	6
Kansas City Life Insurance Company	73
Life Insurance Company of the Southwest	4
Lincoln National	53
Minnesota Life Ins Co	43
Mutual of Omaha Life Insurance Co	9
National Life Insurance Company	1
Nationwide	47
Ohio National Financial Svcs.	6
PPM Financial	9
Principal Real Estate	2
Protective Life	20
RiverSource	8
Security Mutual Life of New York	1
SG Capital	7
Southern Farm Bureau Life	15
State Farm	1
Sun Life of Canada	9
Symetra	230
Thrivent Financial for Lutherans	21
Unum	6
Voya	14
W&D Interim Loan Fund	14
Woodmen of the World	12

Combined Total	5,954

H-2

Exhibit I

Compliance Certificate

Reference is made to that certain Second Amended and Restated Warehousing Credit and Security Agreement between Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”), Lender and PNC Bank, N.A., a national banking association (“Lender”), dated as of September 11, 2017(as the same may be amended, modified, supplemented, renewed or restated from time to time, the “Agreement”).  All capitalized terms and all Section numbers used herein refer to those terms and Sections set forth in the Agreement.  This Compliance Certificate is submitted to Lender pursuant to Section 7.2(c) of the Agreement.

The undersigned hereby certifies to Lender that, as of the close of business on                  (“Statement Date”):

1.                                      As demonstrated by the attached calculations supporting this Compliance Certificate, no Event of Default exists under Sections 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.16 and 8.17 of the Agreement, or, if any such Event of Default exists, a detailed explanation is attached setting forth the nature and the period of existence of any Default or Event of Default, and the action Borrower has taken, is taking, or proposes to take with respect to that Default or Event of Default and/or fail to comply.

2.                                      I have reviewed the terms of the Agreement, and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and Parent.  That review has not disclosed, and I have no other knowledge of the existence of, any Default or Event of Default, or, if any such Default or Event of Default existed or exists, a detailed explanation is attached setting forth the nature and the period of existence of such Default or Event of Default and the action Borrower has taken, is taking or proposes to take with respect that Default or Event of Default.

3.                                      Pursuant to Section 7.2 of the Agreement, enclosed are the financial statements and related materials of Borrower or Parent, as applicable, as of the Statement Date.  The financial statements for the period ending on the Statement Date fairly present the financial condition and results of operations of Borrower or Parent, as applicable, as of the Statement Date.

[Remainder of page intentionally left blank]

I-1

Submitted under the pains and penalties of perjury this       day of        ,     .

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:
Name:
Title:

I-2

Exhibit J

Lines of Credit

1.                                      Bank of America, N.A.

2.                                      TD Bank, N.A.

3.                                      Capital One, National Association (2 lines)

J-1

Exhibit K

Foreign Qualifications and Licenses

Walker and Dunlop, LLC current holds the following foreign licenses and qualifications from these states:

•                  Alabama- Registered foreign limited liability company

•                  Arizona- Registered foreign limited liability company; Collection Agency License

•                  Arkansas- Registered foreign limited liability company; Collection Agency License

•                  California- Registered foreign limited liability company; Finance Lender License

•                  Colorado- Registered foreign limited liability company

•                  District of Columbia- Registered foreign limited liability company

•                  Florida- Registered foreign limited liability company

•                  Georgia- Certificate of Authority

•                  Idaho- Registered foreign limited liability company; Collection Agency License

•                  Illinois- Registered foreign limited liability company

•                  Kentucky- Registered foreign limited liability company

•                  Louisiana- Registered foreign limited liability company

•                  Maryland- Registered foreign limited liability company

•                  Massachusetts- Registered foreign limited liability company

•                  Michigan- Registered foreign limited liability company

•                  Missouri- Registered foreign limited liability company

•                  Nevada- Registered foreign limited liability company; Collection Agency License

•                  New Jersey- Registered foreign limited liability company; Collection Agency Bond

•                  New York- Registered foreign limited liability company

•                  North Carolina- Registered foreign limited liability company

•                  North Dakota- Registered foreign limited liability company; Money Broker License

•                  Ohio- Registered foreign limited liability company

•                  Oklahoma- Registered foreign limited liability company

•                  Oregon- Registered foreign limited liability company

•                  Pennsylvania- Registered foreign limited liability company

•                  Puerto Rico- Registered foreign limited liability company

•                  Rhode Island- Registered foreign limited liability company

•                  South Carolina- Registered foreign limited liability company

•                  South Dakota- Registered foreign limited liability company; Mortgage Lender License

•                  Tennessee- Registered foreign limited liability company; Collection Agency License

•                  Texas-  Registered foreign limited liability company

•                  Utah- Registered foreign limited liability company; Collection Agency License

•                  Virginia- Registered foreign limited liability company

•                  Washington- Registered foreign limited liability company

•                  West Virginia- Registered foreign limited liability company; Collection Agency License

•                  Wisconsin- Registered foreign limited liability company

K-1

Exhibit L

Miscellaneous Fees and Charges

None

`

L-1

Exhibit M

Form of Assignment and Assumption Agreement

Dated: as of [          , 20  ]

Reference is made to that certain Second Amended and Restated Warehousing Credit and Security Agreement dated as of September 11, 2017, among Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”), Lender and PNC Bank, National Association, a national banking association (“Lender”) (as amended, modified, restated and/or supplemented and in effect, the “Loan Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

[•] (the “Assignor”) and [•] (the “Assignee”) agree as follows:

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, $[•] of the Assignor’s Warehousing Commitment and unpaid principal balance outstanding under the Assignor’s Warehousing Note, representing [•] percent ([•]%) of the Warehousing Credit Limit (such percentage, a “Commitment Percentage”) as of the Effective Date (as hereinafter defined).

The Assignor (i) represents that as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is [•]%, and the unpaid principal balance of the Loan outstanding under the Warehousing Note held by the Assignor (unreduced by any assignments thereof which have not yet become effective) is $[•]; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, and that it is legally authorized to enter into this Assignment and Acceptance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Guarantor or any other person which may be primarily or secondarily liable in respect of any of the Obligations or any of their obligations, or the performance or observance by Borrower, any Guarantor or any other person primarily or secondarily liable in respect of any of the obligations under any of the Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches the Warehousing Note delivered to it under the Loan Agreement and requests that Borrower exchange such Warehousing Note for new Warehousing Notes payable to each of the Assignor and the Assignee as follows:

Warehousing Note Payable to the Order of:	Amount of Note
[ ]	$	[ ]
[ ]	$	[ ]

The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Documents,

together with copies of the most recent financial statements delivered pursuant to the Loan Agreement and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) confirms and represents that it has, independently and without reliance upon the Assignor or any other Lender under the Loan Agreement, and based on such documents and information as the Assignee deems appropriate, made such Person’s own credit decision to join in the credit facility contemplated by the Loan Documents and to become a Lender; (iv) agrees that it will, independently and without reliance upon the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers as are expressly delegated to or conferred upon Assignor by the terms of the Loan Documents together with such other powers as are reasonably incidental thereto; (vi) agrees that it will perform all the obligations which by the terms of the Loan Documents are required to be performed by the Assignee as a Lender in accordance with the terms of the Loan Documents; and (vii) specifies as its address for notices the office set forth beneath its name on the signature page hereof.

The effective date for this Assignment and Acceptance shall be [          ,          ] (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to Assignor for acceptance.

Upon such acceptance, from and after the Effective Date (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Loan Documents assigned hereunder relinquish its future rights and be released from its future obligations under the Loan Documents but shall remain liable for all obligations which arose prior to such assignment.

Upon such acceptance, from and after the Effective Date, Borrower shall make all payments in respect of the rights and obligations assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.  The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Borrower or with respect to the making of this assignment directly between themselves.

THIS ASSIGNMENT AND ACCEPTANCE SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

“ASSIGNOR”

By:
Title:

“ASSIGNEE”

By:
Title:

Notice Address of Assignee:

Attn:

Telephone No.:
Telecopier No.:

Wiring Instructions of Assignee:

Bank Name and address:

Routing No.:
Account Name:
Account No.:

BORROWER’S CONSENT

If required under the Loan Agreement, Walker & Dunlop, LLC, a Delaware limited liability company hereby approves the foregoing assignment.

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:
Name:
Title:

M-1

Exhibit N-1

Form of Escrow and Bailee Letter

Date

Attn:

Closing Agent

XXXXXXXXXXXX

XXXXXXXXXXXX

Phone #: (xxx) xxxxxxx

Fax #: (xxx) xxxxxxx

RE:                          Mortgage Loan:

Dear                       :

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20818 (the “Borrower”) has advised PNC Bank, National Association (the “Lender”), that the Borrower has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee, to serve as the closing agent (the “Closing Agent”) and counsel relative to the origination and closing of the mortgage loan to be made by the Borrower for the above-referenced property (the “Mortgage Loan”).  Pursuant to a Second Amended and Restated Warehousing Credit and Security Agreement by and between the Borrower and Lender (as same may be amended from time to time, the “Credit Agreement”), Lender has agreed to provide certain funding for the Mortgage Loan to you as the Closing Agent.  Terms used in this letter and not defined herein have the meanings set forth in the Credit Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), you will confirm to Lender on the date of the Closing that you are in possession of the original mortgage note evidencing the Mortgage Loan.  As agent and bailee for Lender, you agree to hold the original mortgage note evidencing the Mortgage Loan as bailee for and on behalf of Lender, and to deliver the original mortgage note evidencing the Mortgage Loan and the original Assignment of Mortgage Note and Mortgage in blank to Lender by recognized overnight delivery promptly after Closing, and in any event within two (2) Business Days.  Such delivery shall be made to the address set forth below, unless otherwise directed by Lender.

PNC Bank, National Association

500 West Jefferson Street, Mailstop K1-KHDQ-04-6

Louisville, KY 40202

Attention:  Sherry Boston

Upon receipt of your confirmation that you are in possession of the original mortgage note evidencing the Mortgage Loan, Lender will remit to you, by wire transfer, immediately available funds in the approximate amount of $            (the “Funds”), which you are to hold in trust for Lender until written or oral instructions to disburse the funds are obtained from

Exhibit N-1-1

the Borrower, at which time you may disburse the Funds in accordance with such instructions.  Once you have received instructions from Lender to disburse the Funds to close the Mortgage Loan, please advise Lender via e-mail at REBWH@pnc.com of the fact of such disbursement immediately upon making such disbursement.

Authorized representatives of Lender are listed in the attached Schedule A to this letter.

If the Funds cannot be or are not disbursed for any reason on or before 4:30 p.m. Eastern Time on the date of Closing, you shall advise Lender immediately by telephone that disbursement has not occurred and the Funds must be returned immediately to Lender at the wiring instructions in the attached Schedule B to this letter.

In the event you are not able for any reason to comply with the terms and conditions set forth in this letter, you shall advise an authorized representative of Lender immediately via e-mail at REBWH@pnc.com and comply with any instructions given to you by such authorized representative.

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter to me via e-mail at REBWH@pnc.com.  Lender will not forward the Funds to you until it receives a properly completed and signed copy of this letter.

Sincerely,

PNC Bank, National Association

By:
[Name]
[Title]

Exhibit N-1-2

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein.  In addition, Closing Agent agrees that, notwithstanding any contrary understanding with the Borrower or the Borrower’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by Lender.

CLOSING AGENT:

By:

Name:

Title:

Wire Transfer Instructions:	Bank:
City, State:
ABA #:
Account Name:
Account #:
Reference:
Attn:

Date:

Exhibit N-1-3

SCHEDULE A

AUTHORIZED REPRESENTATIVES

	Phone	E-Mail
Sherry Boston	(502) 581-2959	REBWH@pnc.com
Mark Ostrander	(502) 581-2289	REBWH@pnc.com

NOTE DELIVERY

Deliver Note to:

1)                                     via e-mail at REBWH@pnc.com

Original Note and Endorsement should be delivered by closing counsel to:

1)

PNC Bank, NA

500 West Jefferson Street, Mailstop K1-KHDQ-04-6

Louisville, KY  40202

Attention: Sherry Boston

Exhibit N-1-4

SCHEDULE B

PNC NATIONAL ASSOCIATION

WIRE INSTRUCTIONS

Bank Name:	PNC Bank, National Association

City, State:	Pittsburgh, PA

ABA #:	043-000-096

Account Name:	Commercial Loan Operations

Account Number:

Attention:	Jessica Drummond

Phone Advice:	Phone: (412) 762-5622

RE:	Walker & Dunlop, LLC

Exhibit N-1-5

Exhibit N-2

Form of Escrow Letter

Date

Attn:

Closing Agent

XXXXXXXXXXXX

XXXXXXXXXXXX

Phone #: (xxx) xxxxxxx

Fax #: (xxx) xxxxxxx

RE:                          Mortgage Loan:

Dear                       :

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20818 (the “Borrower”) has advised PNC Bank, National Association (the “Lender”), that the Borrower has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee [if an agent of Title Company add: (which employee is authorized pursuant to the attached insured closing production letter)], to serve as the closing agent (the “Closing Agent”) relative to the mortgage loan to be made by the Borrower for the above-referenced property (the “Mortgage Loan”).  Pursuant to a Second Amended and Restated Warehousing Credit and Security Agreement by and between the Borrower and Lender (as same may be amended from time to time, the “Credit Agreement”), Lender have agreed to provide certain funding for the Mortgage Loan.  Terms used in this letter and not defined herein have the meanings set forth in the Credit Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), Lender will remit to you, by wire transfer, immediately available funds in the approximate amount of $            (the “Funds”), which you are to hold in trust for Lender until written or oral instructions to disburse the funds are obtained from the Borrower, at which time you may disburse the Funds in accordance with such instructions.  Once you have received instructions from the Borrower to disburse the Funds to close the Mortgage Loan, please advise an authorized representative of Lender via e-mail at REBWH@pnc.com of the fact of such disbursement immediately upon making such disbursement.

Authorized representatives of Lender are listed in the attached Schedule A to this letter.

If the Funds cannot be or are not disbursed for any reason on or before 4:30 p.m. Eastern Time on the date of Closing, you shall advise Lender immediately by telephone that disbursement has not occurred and the Funds must be returned immediately to Lender at the wiring instructions in the attached Schedule B to this letter.

Exhibit N-2-1

In the event you are not able for any reason to comply with the terms and conditions set forth in this letter, you shall advise an authorized representative of Lender immediately via e-mail at REBWH@pnc.com and comply with any instructions given to you by such authorized representative.

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter via e-mail at REBWH@pnc.com.  Lender will not forward the Funds to you until it receives a properly completed and signed copy of this letter.

Sincerely,

PNC Bank, National Association

By:
[Name]
[Title]

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein.  In addition, Closing Agent agrees that, notwithstanding any contrary understanding with the Borrower or the Borrower’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by Lender.

CLOSING AGENT:

By:

Name:

Title:

Wire Transfer Instructions:                      Bank:

City, State:

ABA #:

Account Name:

Account #:

Reference:

Attn:

Date:

Exhibit N-2-2

SCHEDULE A

AUTHORIZED REPRESENTATIVES

	Phone	E-Mail
Sherry Boston	(502) 581-2959	REBWH@pnc.com
Mark Ostrander	(502) 581-2289	REBWH@pnc.com

NOTE DELIVERY

Deliver Note to:

1)                                     via e-mail at REBWH@pnc.com

Original Note and Endorsement should be delivered by closing counsel to:

1)

PNC Bank, NA

500 West Jefferson Street, Mailstop K1-KHDQ-04-6

Louisville, KY  40202

Attention: Sherry Boston

Exhibit N-2-3

SCHEDULE B

PNC NATIONAL ASSOCIATION
WIRE INSTRUCTIONS

Bank Name:	PNC Bank, National Association

City, State:	Pittsburgh, PA

ABA #:	043-000-096

Account Name:	Commercial Loan Operations

Account Number:

Attention:	Jessica Drummond

Phone Advice:	Phone: (412) 762-5622

RE:	Walker & Dunlop, LLC

Exhibit N-2-4

Exhibit N-3

Form of Bailee Letter

Date

Attn:

XXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

Phone #: (xxx) xxxxxxx

Fax #: (xxx) xxxxxxx

RE:                          Mortgage Loan:

Dear          :

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20818 (the “Borrower”) has advised PNC Bank, National Association (the “Lender”), that the Borrower has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee, to serve as the closing agent (the “Closing Agent”) and counsel relative to the origination and closing of the mortgage loan to be made by the Borrower for the above-referenced property (the “Mortgage Loan”).  Pursuant to a Second Amended and Restated Warehousing Credit and Security Agreement by and between the Borrower and Lender (as same may be amended from time to time, the “Credit Agreement”), Lender have agreed to provide certain funding for the Mortgage Loan subject to the terms of this letter.  Terms used in this letter and not defined herein have the meanings set forth in the Credit Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), you will confirm to Lender on the date of the Closing that you are in possession of the original mortgage note evidencing the Mortgage Loan.  As agent and bailee for Lender, you agree to hold the original mortgage note evidencing the Mortgage Loan as bailee for and on behalf of Lender, and to deliver the original mortgage note evidencing the Mortgage Loan and the original Assignment of Mortgage Note and Mortgage in blank to Lender by recognized overnight delivery promptly after Closing, and in any event within two (2) Business Days.  Such delivery shall be made to the address set forth below, unless otherwise directed by Lender.

PNC Bank, National Association

500 West Jefferson Street, Mailstop K1-KHDQ-04-6

Louisville, KY 40202

Attention:  Sherry Boston

Exhibit N-3-1

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter via e-mail at REBWH@pnc.com.  Lender will not forward the funds necessary to fund the Mortgage Loan until it receives a properly completed and signed copy of this letter.

Sincerely,

PNC Bank, National Association

By:
[Name]
[Title]

Exhibit N-3-2

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein.  In addition, Closing Agent agrees that, notwithstanding any contrary understanding with the Borrower or the Borrower’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by Lender.

CLOSING AGENT:

By:

Name:

Title:

Date:

Exhibit N-3-3

Exhibit O

Form of Loan Disbursement Authorization

Loan Disbursement Authorization

To: PNC Bank, National Association	Date: , 201
ATTN: Loan Administrator Name
500 First Avenue, MS PF-PFSC-04-V
Pittsburgh PA 15219

RE:                          WALKER & DUNLOP, LLC

You are hereby authorized to make the following disbursements under our $800,000,000.00 Committed Line of Credit for a total advance of $                       .

XXX                              Credit the undersigned’s demand deposit account with you, Account Number

                                  , in the amount of $                                  .

XXX                              Wire transfer funds in the amount of $                                   to:

Bank Name, City & State	ABA Transit Number

Account Title	Account Number

REF:	ATTN:

[Remainder of page intentionally left blank]

O-1

The person signing below is authorized to make this request, and you are entitled to rely conclusively on the above instructions to disburse loan proceeds in the amount and manner specified.

WALKER & DUNLOP, LLC
a Delaware limited liability company

By:

Title:

Form 8P – Multistate Rev 1/02

O-2

Exhibit P

Form of Assignment of Mortgage

Project Name:
Project Location:
Project No.:

ASSIGNMENT OF MORTGAGE

FOR VALUE RECEIVED and for other good and valuable consideration, Walker & Dunlop, LLC, a Delaware limited liability company (“Assignor”), hereby endorses, assigns, transfers, grants, conveys and delivers to                 , its successors and assigns (collectively, “Assignee”), all right, title and interest of Assignor in and to:

1.                                      Mortgage given by Mortgagor in favor of Assignor dated as of                  , 201  , and recorded of                  , 200  , in the Public Records of              County,     Official Records Book     , Page      (the “Mortgage”), which Mortgage secures repayment of the Note and has been filed as a lien against the real property described in attached Exhibit A;

2.                                      [Security Agreement dated as of                  , 201  , by and between Assignor as secured party and Mortgagor as debtor (the “Security Agreement”);] [If applicable]

3.                                      any and all other instruments or documents, and all covenants, agreements, benefits, and rights under those instruments or documents further evidencing or securing the indebtedness evidenced by the Note and secured by the Mortgage.

This Assignment is made without recourse, and without representation or warranty of any kind whatsoever, express or implied, except that Assignor hereby represents and warrants to Assignee that as of the date of this Assignment, Assignor is the holder of the Note and the mortgagee under the Mortgage, and has the full power and authority to assign, transfer and sell the Note, the Mortgage, [the Security Agreement] and the other loan documents.

[Remainder of page intentionally left blank]

In witness whereof the Assignor has executed this Assignment as of          , 20  .

ASSIGNOR:

WALKER & DUNLOP, LLC, a Delaware limited liability company

Witness:

By:
Name:
Title:

)

)

)

I hereby certify that on the      day of         , 20  , before me, an officer duly authorized in the jurisdiction aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by                 .  He/She is personally known to me as the            of Walker & Dunlop, LLC, a Delaware limited liability company.

Name:
Notary Public in and for the

[Seal]

My Commission Expires:

Exhibit Q

[Intentionally Omitted]

Q-1

Exhibit R

Form Amended and Restated Guaranty

Second Amended and Restated Guaranty and Suretyship Agreement

THIS AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 11th day of September, 2017, by WALKER & DUNLOP, INC., a Maryland corporation (the “Guarantor”), with an address at 7501 Wisconsin Avenue, Ste. 1200E, Bethesda, Maryland 20814, for the benefit of PNC BANK, NATIONAL ASSOCIATION, as Lender (the “Lender”) with an address at 300 Fifth Avenue, PT-PTWR-15-1 Pittsburgh, PA 15222-2707, in consideration of the extension of credit by Lender to WALKER & DUNLOP, LLC, a Delaware limited liability company (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

WHEREAS, Guarantor previously executed and delivered to Agent that certain Amended and Restated Guaranty and Suretyship Agreement, dated as of June 23, 2013 (the “Original Guaranty”), whereby Guarantor guaranteed the Borrower’s payment and performance under that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 23, 2013, among Borrower, Lender, Guarantor, and certain other parties, as the same has been amended from time to time (the “Original Agreement”).  The Borrower, Guarantor and Lender have contemporaneously herewith amended and restated the Original Agreement pursuant to that certain Second Amended and Restated Warehousing Credit and Security Agreement, of even date, among Borrower, Guarantor and Lender (the Second Amended and Restated Warehouse Credit and Security Agreement, as the same may be amended, renewed, extended, restated or otherwise modified is herein the “Credit Agreement”).  In connection with the execution and delivery of the Credit Agreement, Guarantor has agreed to guarantee the Borrower’s payment and performance thereunder, and to amend and restate the terms of the Original Guaranty pursuant to the terms hereof.

1.                                      Guaranty of Obligations.  The Guarantor hereby unconditionally guarantees, as a primary obligor, and becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to Lender arising under or relating to the Credit Agreement (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all costs and expenses of Lender incurred in the documentation, negotiation, modification, enforcement, collection of the Credit Agreement and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (collectively, the “Obligations”).  If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to Lender.

2.                                      Nature of Guaranty; Waivers.  This is a guaranty of payment and not of collection and Lender shall not be required or obligated, as a condition of the Guarantor’s liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and Lender has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time.  This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by Lender of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of Lender to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof.  The Guarantor’s obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, recoupment, deduction or defense based upon any claim the Guarantor may have (directly or indirectly) against the Borrower or Lender, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon Lender’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived.  The Guarantor waives all defenses based on suretyship or impairment of collateral.

Lender at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor’s liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as Lender may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or the Guarantor, with respect to any Obligations in such manner as Lender deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

3.                                      Repayments or Recovery from Lender.  If any demand is made at any time upon Lender for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if Lender repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by Lender.  The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lender’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.                                      Financial Statements.  Unless compliance is waived in writing by Lender or until all of the Obligations have been paid in full, the Guarantor will promptly submit to Lender such information relating to the Guarantor’s affairs (including but not limited to annual financial statements and tax returns for the Guarantor) or any security for the Guaranty as Lender may reasonably request.

5.                                      Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted.  The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

6.                                      Events of Default.  The occurrence of any of the following shall be an “Event of Default”: (i) any Event of Default (as defined in the Credit Agreement); (ii) the Guarantor’s failure to perform any of its obligations hereunder; (iii) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to Lender by or on behalf of the Guarantor; or (iv) the termination or attempted termination of this Guaranty.  Upon the occurrence of any Event of Default, (a) the Guarantor shall pay to Lender the amount of the Obligations; or (b) on demand of Lender, the Guarantor shall immediately deposit with Lender, in U.S. dollars, all amounts due or to become due under the Obligations, and Lender may at any time use such funds to repay the Obligations; or (c) Lender in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) Lender in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

7.                                      Right of Setoff.  In addition to all liens upon and rights of setoff against the Guarantor’s money, securities or other property given to Lender by law, Lender and each of Lender shall have, with respect to the Guarantor’s obligations to Lender and Lender under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby grants Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender, all of the Guarantor’s right, title and interest in and to, all of the Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of Lender, although Lender may enter such setoff on their books and records at a later time.

8.                                      Intentionally Omitted.

9.                                      Costs.  To the extent that Lender incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

10.                               Postponement of Subrogation.  Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of Lender or its designee (and any assignee or potential assignee) any and all rights which the Guarantor may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets.

11.                               Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which Lender and the Guarantor may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to addresses for Lender and the Guarantor as set forth above or to such other address as either may give to the other for such purpose in accordance with this section.

12.                               Preservation of Rights.  No delay or omission on Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Lender’s action or inaction impair any such right or power.  Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Lender may have under other agreements, at law or in equity.  Lender may proceed in any order against the Borrower, the Guarantor or any other obligor of, or any collateral securing, the Obligations.

13.                               Illegality.  If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

14.                               Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty will be effective unless made in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

15.                               Entire Agreement.  This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and Lender with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantor to Lender.

16.                               Successors and Assigns.  This Guaranty will be binding upon and inure to the benefit of the Guarantor and Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without Lender’s prior written consent and Lender at any time may assign this Guaranty in whole or in part.

17.                               Interpretation.  In this Guaranty, unless Lender and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty.  Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.  If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

18.                               Indemnity.  The Guarantor agrees to indemnify each of Lender, Lender, each legal entity, if any, who controls, is controlled by or is under common control with Lender and Lender and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder.  The Guarantor may participate at its expense in the defense of any such claim.

19.                               Governing Law and Jurisdiction.  This Guaranty has been delivered to and accepted by Lender and will be deemed to be made in the State where Lender’s office indicated above is located.  THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF LENDER AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE LENDER’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.  The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where Lender’s office indicated above is located; provided that nothing contained in this Guaranty will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction.  The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both Lender and the Guarantor.  The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

20.                               Equal Credit Opportunity Act.  If the Guarantor is not an “applicant for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), the Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) the Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

23.                               WAIVER OF JURY TRIAL.  THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	WALKER & DUNLOP, INC.,
a Maryland corporation

	By:	(SEAL)
Print Name:	Print Name:
Title: